UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

FTC Solar, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Exchange Act Rules 14a-6(i)(1) and 0-11.

April 26, 2024

Dear Fellow Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of FTC Solar, Inc. to be held virtually via a live audio webcast accessible at www.proxydocs.com/FTCI on Thursday, June 06, 2024, at 10:00 AM, Central Daylight time. The attached notice of meeting and proxy statement describe the formal business to be transacted at the meeting.

We are furnishing proxy materials to our stockholders over the Internet. You may read, print and download our 2023 Annual Report to Shareholders and our 2024 Proxy Statement at www.proxydocs.com/FTCI. On or about April 26, 2024, we mailed our stockholders a Notice of Internet Availability containing instructions on how to access these materials and how to vote their shares. The notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by email. If you requested your materials via email, the email contains voting instructions and links to the materials on the Internet.

You may vote your shares by regular mail, via phone or over the Internet, or during the Annual Meeting. The Annual Meeting is being held so that stockholders may consider the election of three Class III directors, the ratification of the appointment of BDO USA, P.C. ("BDO") as our independent registered public accounting firm for the year ending December 31, 2024, and to transact such other business as may properly come before the meeting.

The Board of Directors of FTC Solar, Inc. ("Board of Directors" or the "Board") has determined that the matters to be considered at the Annual Meeting are in the best interests of FTC Solar, Inc. and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

On behalf of the Board of Directors and the officers and employees of FTC Solar, Inc., I would like to take this opportunity to thank our stockholders for their continued support of FTC Solar, Inc. We look forward to seeing you virtually at the meeting.

Sincerely,

/s/ Shaker Sadasivam
Shaker Sadasivam Chair, FTC Solar, Inc. Board of Directors

FTC SOLAR, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2024 Annual Meeting of Stockholders ("Annual Meeting") of FTC Solar, Inc. (the “Company”, "we", "our", or "us") will be held virtually via a live audio webcast accessible at www.proxydocs.com/FTCI at 10:00 AM, Central Daylight time, on Thursday, June 06, 2024 for the following purposes:

1.
Election of three Class III directors for a three-year term expiring at the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified;
2.
Ratification of the appointment of BDO as the Company's independent registered public accounting firm; and
3.
To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

These proposals are more fully described in the Proxy Statement following this Notice.

The Board of Directors recommends that you vote (i) FOR the election of the three nominees to serve as Class III directors of the Company, and (ii) FOR the ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

The Board of Directors has fixed the close of business on April 11, 2024, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A list of the stockholders of record as of the close of business on April 11, 2024, will be available for inspection by any of our stockholders for any purpose germane to the Annual Meeting online by registering at www.proxydocs.com/FTCI or, by appointment only, during normal business hours at our principal executive offices, 9020 N. Capital of Texas Hwy, Suite I-260, Austin, Texas, 78759, for a period of ten days prior to the Annual Meeting.

Stockholders are cordially invited to attend the Annual Meeting virtually. In order to attend the Annual Meeting, you must visit www.proxydocs.com/FTCI and register by entering the control number included on your Notice of Internet Availability, proxy card, or voting instruction form. After registering, you will receive further instructions via email, including a unique link to access the virtual Annual Meeting and to vote and submit questions during the Annual Meeting.

Regardless of whether you plan to attend the Annual Meeting virtually, please mark, date, sign and return the enclosed proxy, or vote via the Internet or telephone by visiting www.proxydocs.com/FTCI to ensure that your shares are represented at the Annual Meeting. Stockholders of record at the close of business on the record date, whose shares are registered directly in their name, and not in the name of a broker or other nominee, may vote their shares virtually at the Annual Meeting, even though they have sent in proxies.

By Order of the Board of Directors,

/s/ Jacob D. Wolf
Jacob D. Wolf General Counsel and Secretary

April 26, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2024:

The Company’s Proxy Statement and 2023 Annual Report to Shareholders are available at www.proxydocs.com/FTCI.

YOUR VOTE IS IMPORTANT

Although we refer to our website in this proxy statement, the contents of our website are not included or incorporated by reference into this proxy statement. All references to our website in this proxy statement are intended to be inactive textual references only.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Thursday, June 06, 2024

ABOUT THE MEETING

What is the date, time and place of the annual meeting?

Our 2024 Annual Meeting will be held on Thursday, June 06, 2024, beginning at 10:00 AM, Central Daylight time, virtually via a live audio webcast accessible at www.proxydocs.com/FTCI. In order to attend the Annual Meeting, you must visit www.proxydocs.com/FTCI and register by entering the control number included on your Notice of Internet Availability, proxy card, or voting instruction form. After registering, you will receive further instructions via email, including a unique link to access the virtual Annual Meeting and to vote and submit questions during the Annual Meeting.

During the 2024 Annual Meeting, we will answer pertinent questions submitted online by stockholders, as time permits. Note that we may group or summarize similar or related questions to provide answers as efficiently as possible. We may not, however, be able to provide live answers to every question submitted.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will act upon the following matters: 1) election of three Class III directors; 2) ratification of the selection of BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and 3) any other matters that properly come before the meeting.

Who is entitled to vote at the meeting?

Only our stockholders of record at the close of business on April 11, 2024, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to attend the meeting and vote all of the shares you held on that date at the meeting, or any postponement or adjournment thereof. As of the record date, there were 125,953,486 shares of common stock outstanding, all of which are entitled to be voted at the annual meeting.

What are the voting rights of the holders of our common stock?

Holders of common stock are entitled to one vote per share on each matter that is submitted to stockholders for approval. The holders of our common stock do not have cumulative voting rights in the election of directors.

Pursuant to our amended and restated certificate of incorporation, the total number of authorized shares of preferred stock is 10,000,000 shares. We have no shares of preferred stock issued or outstanding as of the date of this proxy statement.

What constitutes a quorum?

The presence, in person, or represented by proxy, of the holders of common stock representing a majority of the combined voting power of the outstanding shares of stock on the record date will constitute a quorum at the meeting, permitting the meeting to conduct its business. As of the record date, there were 125,953,486 shares of common stock outstanding, all of which are entitled to be voted at the annual meeting.

What vote is required to approve each item?

For purposes of electing directors at the annual meeting, the nominees shall be elected as directors by the plurality of votes cast. The affirmative vote of a majority of the shares of common stock present in person, or represented by proxy, and entitled to vote is required for the ratification of the selection of BDO and approval of any other matter that may be submitted to a vote of our stockholders.

The inspector of election for the annual meeting shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof. Abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum. A “broker non-vote” will occur when a bank, broker or other nominee , as the holder of record for a beneficial owner (as described below), does not vote on a particular proposal because such nominee does not have discretionary power with respect to that proposal and has not received instructions from the beneficial owner. On Proposal 1, votes to "withhold" and broker non-votes will not be counted as votes cast and therefore will have no effect on the outcome of the election of directors. On Proposal 2, abstentions from voting will have the same effect as a vote “against” the proposal. Broker non-votes, if any, will not have any effect on determining the outcome of Proposal 2. As Proposal 2 is considered "routine" under Nasdaq rules, brokers generally have discretionary authority to vote uninstructed shares on the proposal, so broker non-votes are not expected on this proposal. If less than a majority of the combined voting power of the outstanding shares of common stock is represented at the annual meeting, a majority of the shares so represented may adjourn the annual meeting from time to time without further notice.

What are the Board's recommendations?

As more fully discussed under "Matters to Come Before the Annual Meeting", our Board of Directors recommends a vote FOR the election of the three nominees for director named in Proposal 1 and FOR the ratification of the selection of BDO in Proposal 2.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received (and which have not been revoked in accordance with the procedures set forth below) will be voted (1) FOR the election of the three respective nominees for director named in this proxy statement; (2) FOR the ratification of the selection of BDO; and (3) in accordance with the recommendation of our Board of Directors, FOR or AGAINST all other matters as may properly come before the annual meeting. In the event a stockholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.

How do I vote?

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote using the enclosed proxy card, or via the Internet or telephone by visiting www.proxydocs/FTCI. Voting instructions are provided on the proxy card contained in the proxy materials, or on your Notice of Internet Availability.

If you are a beneficial owner (that is, if you hold your shares in "street name" through a bank, broker or other nominee as holder of record), you must vote in accordance with the voting instruction form provided by your bank, broker or other nominee. The availability of telephone or Internet voting will depend upon such nominee's voting process.

If you attend the Annual Meeting virtually, you can vote virtually during the meeting. If you are a street name holder and wish to vote at the meeting, you must first obtain a valid legal proxy from your bank, broker or other nominee authorizing you to vote and submit proof of your valid legal proxy via email to dsmsupport@mediantonline.com prior to the start of the Annual Meeting.

Can I change my vote after I return my proxy card or voting instructions?

Yes. Stockholders of record can revoke their proxy at any time prior to the exercise of that proxy, by voting in person at the annual meeting, or by filing a written revocation or duly executed proxy bearing a later date with our Secretary at our headquarters.

Beneficial owners who wish to change their votes should contact the organization that holds their shares.

Who pays for costs relating to the proxy materials and the annual meeting of stockholders?

The costs of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting of Stockholders and the Annual Report to Shareholders and enclosed proxy card, along with the cost of posting the proxy materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing.

INFORMATION ABOUT FTC SOLAR, INC.

Overview

The Company was founded in 2017 and is incorporated in the state of Delaware. In April 2021, we completed an initial public offering ("IPO"), and our common stock began trading on the Nasdaq Global Market under the symbol “FTCI”.

We are a global provider of solar tracker systems, supported by proprietary software and value-added engineering services. Solar tracker systems move solar panels throughout the day to maintain an optimal orientation relative to the sun, thereby increasing the amount of solar energy produced at a solar installation. Our original tracker system is currently marketed under the Voyager brand name (“Voyager”), which is our two-panel in-portrait ("2P") single-axis tracker solution and our new one module-in-portrait ("1P") solar tracker solution, which became certified in 2023, is marketed under the Pioneer brand name. We have a team of renewable energy professionals available to assist our U.S. and worldwide clients in site layout, structural design, pile testing and other needs across the solar project development and construction cycle. The Company is headquartered in Austin, Texas, and has international subsidiaries in Australia, China, India and South Africa.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups (JOBS) Act.

Corporate Governance

Mission

Our mission is to drive energy independence through effective and efficient solar engineering and innovation. We accelerate the adoption of renewable energy by reducing the cost of construction, simplifying the installation process and improving the energy yield of solar projects, thus supporting the transition away from fossil fuels.

Core Values

We are committed to the following core values in the way we do business:

•
Integrity - We do the right thing. We are humble and listen to new ideas. We respect our customers and our teammates.
•
Accountability - We are all accountable and act with urgency. We are transparent and deliver on our commitments. We come together to solve problems.
•
Innovation - We collaborate to create world class solutions. We foster a learning culture. We turn great ideas into our future.
•
Excellence - We are committed to high quality. We plan well and execute flawlessly. We are focused on results.

Environmental Policy

We are committed to protecting our environment for the benefit of current and future generations. In order to minimize the environmental impact of our operations, products and services, we shall:

•
Prevent pollution, reduce waste and minimize consumption of resources.
•
Encourage environmental protection among the customers and suppliers with which we do business.
•
Provide training to all employees and encourage them to conduct business in an environmentally responsible manner.
•
Comply with applicable environmental laws, regulations, and other requirements to which the company subscribes.

We are committed to continuously improve our environmental management performance and we design our products and operations to reduce environmental impacts and maximize environmental savings.

Climate Change

Climate change has primarily impacted our business operations by increasing demand for solar power generation and, as a result, for use of our products. While climate change has not resulted in any material negative impact to our operations to date, we recognize the risk of disruptions to our supply chain due to extreme weather events. This has led us to expand the diversity of our supplier base and to partner with more local suppliers to reduce shipping and transportation needs. We are also increasingly partnering with larger scale steel producers rather than smaller suppliers to facilitate scaling of our operations while remaining conscious of the environmental impacts of steel manufacturing as the regulatory landscape around these high-emitting industries evolves.

We also attempt to mitigate the climate-related risks from the use of our products by designing our equipment and systems to have a high-slope tolerance and wind mitigation capabilities, while at the same time reducing the required foundation/pile count needed. This allows our trackers to be installed in increasingly hostile environments with minimal disturbance to the surrounding land.

Social Governance

The personal health and safety of each of our employees is of utmost importance, and we work to continually improve our safety policies and procedures. Our employees do not directly perform solar installations, but we consider the safety of the on-site installers when designing our products and installation procedures.

We believe we have a diverse employee base in terms of gender, age, experience, background and ethnicity. Information on the gender, age and ethnicity of our Board of Directors and our employees may be found in Part I, Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2023 under the caption "Human capital resources".

We encourage you to read "Part I, Item 1. Business" in our 2023 Annual Report on Form 10-K to gain a more comprehensive understanding of our mission, core values, environmental and governance policies, how we are impacted by climate change and additional demographic information regarding our executive leadership team and our employee base. In addition, our Board of Directors has adopted Corporate Governance Guidelines outlining the Board's roles and responsibilities, leadership structure, composition, compensation and other matters, which is available on our corporate website at https://investor.ftcsolar.com.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which is posted on our website, https://investor.ftcsolar.com. All employees are required to attend annual training on our code of business conduct and ethics. Our code of business conduct and ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of the code on our website.

Cybersecurity

We recognize the importance of developing, implementing and maintaining robust cybersecurity measures to safeguard our information technology ("IT") systems and protect the confidentiality, integrity, and availability of our data.

We have integrated cybersecurity risk management into our overall risk management and internal control framework and have established policies and controls that we believe are appropriate in light of the risks of damage to our reputation and financial condition from unauthorized access to our key digital assets and systems.

We have established a Cybersecurity Governance Committee, which meets monthly or more frequently, if needed, to monitor:

•
our current cybersecurity controls and our ability to address emerging threats;
•
the status of our ongoing cybersecurity initiatives and strategy;
•
incident reports from any cybersecurity events; and
•
compliance with regulatory requirements and industry standards.

The Cybersecurity Governance Committee has the responsibility for determining if a cybersecurity incident is considered to have a material impact on the Company requiring public reporting in accordance with the rules and regulations of the U.S. Securities and Exchange Commission.

Under the guidance of the Cybersecurity Governance Company, we have adopted (i) a Security Incident Response Plan, (ii) a Cybersecurity Materiality Assessment Policy, and (iii) a Cybersecurity Register of Events.

Our IT management, in conjunction with our Director of Internal Audit, has responsibility for monitoring and testing the effectiveness of our cybersecurity controls and procedures on a recurring basis.

Our Board of Directors is aware of the critical nature of managing risks associated with cybersecurity threats and has established oversight mechanisms to ensure effective governance in managing these risks. The Audit Committee is central to the Board's oversight and has been directed to assume primary responsibility for such oversight by the Board. The Audit Committee is comprised of board members with diverse experience including risk management, technology and finance, which, in the judgment of the Board, equips them with the ability to oversee cybersecurity risks effectively. The Audit Committee actively participates in strategic decisions related to cybersecurity, offering guidance to our management and approval of major initiatives.

Insider Trading Policy

We have adopted an insider trading policy that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Our insider trading policy prohibits our directors and employees, including executive officers, from hedging or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities, including collars, equity swaps, exchange funds and prepaid variable forward sale contracts. All employees are required to attend annual training on our insider trading policy. In 2021, our Board of Directors approved waivers under our insider trading policy allowing our directors to undertake margin loans and hedging transactions with respect to our common stock.

Clawback Policy

In compliance with the Dodd-Frank Act, SEC rules, and Nasdaq Stock Market listing requirements, we adopted a clawback policy, effective July 27, 2023, that applies to the executive officers of the Company. This policy requires the Company to recover certain incentive-based compensation (including equity and cash bonus payments) received by current or former executive officers on or after October 2, 2023 (as determined under the policy) in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. The recoverable compensation is that compensation which was received during the three-year period preceding the date on which the accounting restatement was required. The clawback pertains to any excess income derived by a current or former executive officer based on materially inaccurate accounting statements.

Since the adoption of our clawback policy, we have had no restatement requiring recovery of erroneously awarded compensation pursuant to our policy and there was no balance of erroneously awarded compensation to be recovered as of December 31, 2023.

Board of Directors and Executive Officers

We are governed by a Board of Directors currently comprising seven members, including six independent members. Our board has established an audit committee, compensation committee and nominating and governance committee, consisting solely of independent members, to advise the full board on various matters. The audit committee will also periodically meet separately with our independent auditors, without the presence of management, to discuss any matters of importance or concern to our auditors. Additionally, our Director of Internal Audit organizationally reports directly to the audit committee. Further information regarding our Board of Directors may be found below under the section "Information About Our Directors".

Our executive officers, which currently consist of our Chief Operating Officer, Chief Financial Officer and Chief Commercial Officer, serve at the discretion of our Board of Directors and hold office until his or her successor is duly appointed or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers. Our previous Chief Executive Officer and our Board of Directors previously agreed that he would step down from his position, effective November 2, 2023, and he ceased employment after a transition period as an advisor which ended as of December 4, 2023. Our Board of Directors are currently conducting a search for a new Chief Executive Officer but have not completed the search as of the date of this proxy statement. It is anticipated that a new Chief Executive Officer will be added as a member of our Board of Directors upon his or her engagement. Further information regarding executive officers may be found under "Information About FTC Solar, Inc. Management" below.

Security Ownership of Certain Beneficial Owners and Management

The following table shows information regarding the beneficial ownership of our common stock for the following:

•
Each stockholder known by us to beneficially own more than 5% of our common stock;
•
Each of our 2023 Named Executive Officers;
•
Each of our directors; and
•
All current executive officers and directors as a group.

The amounts and percentages of our common stock beneficially owned are reported on the basis of U.S. Securities and Exchange Commission ("SEC") regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of April 11, 2024. Securities that can be so acquired are not deemed to be outstanding for purposes of computing any other person’s percentage.

Our determination of the percentage of beneficial ownership is based on 125,953,486 shares of our common stock outstanding as of April 11, 2024 Unless otherwise indicated, the business address of each such beneficial owner is c/o 9020 N Capital of Texas Hwy, Suite I-260, Austin, Texas 78759.

Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders:
ARC Family Trust(1)	11,740,857	9.3%
South Lake One LLC(2)	14,867,592	11.8%
Named Executive Officers and Directors:
Shaker Sadasivam(3)	15,087,860	12.0%
Sasan Aminpour(4)	682,724	*%
Patrick Cook(5)	1,604,891	1.3%
Sean Hunkler(6)	310,610	*%
Ahmad Chatila(7)	967,458	*%
Isidoro Quiroga Cortés(8)	955,935	*%
Lisan Hung(9)	247,152	*%
Tamara Mullings(10)	125,165	*%
William Aldeen "Dean" Priddy, Jr.(11)	294,258	*%
David Springer(12)	9,203,587	7.3%
All current Executive Officers and Directors as a group (10 individuals)	29,355,694	23.1%

* Less than one percent (1%)

(1)
The ARC Family Trust was established by Mr. Chatila for the benefit of certain members of his family. Based on Amendment No. 2 of Schedule 13G filed February 12, 2024, Mr. Sadasivam is the trustee of the ARC Family Trust and has shared voting and dispositive power with respect to the shares of common stock held by ARC Family Trust. As of April 11, 2024, Mr. Sadasivam had sole voting and dispositive power with respect to an additional 3,347,003 shares of common stock currently held and shares of common stock to be issued from the settlement of restricted stock units ("RSUs") that have vested as of April 11, 2024, or will vest within 60 days of April 11, 2024 (see footnote (3) below). The address of this stockholder is 20 Montchanin Road, Suite 100, Greenville, DE 19807.
(2)
Based on Amendment No. 1 to Schedule 13G filed February 1, 2023 on behalf of South Lake One LLC ("South Lake One"), South Cone Investments Limited Partnership ("South Cone"), and South Lake Management LLC ("South Lake Management"). South Lake Management is controlled and managed by the Class A and Class B members of its Board of Managers whereby no member of the Board of Managers has direct or indirect control of South Lake Management, and no member of South Lake Management individually has the power to control South Lake Management or replace its Board of Managers. South Lake Management directly controls South Cone as its general partner with the power to manage South Cone. South Cone directly owns 100% of the issued and outstanding membership interest of South Lake One. South Lake One is managed by the Class A and Class B members of its Board of Managers whereby no member of the Board of Manager has direct or indirect control of South Lake One. South Cone, as the sole member of South Lake One, has the power to control South Lake One and replace its Board of Managers. South Lake One directly holds an aggregate of 14,867,592 shares of our common stock. South Cone and South Lake Management each indirectly holds an aggregate of 14,867,592 shares of our common stock. The principal business address for South Lake One, South Cone and South Lake Management is 5711 Pdte. Riesco, Office No. 1603, Las Condes, Santiago, Chile.
(3)
Consists of (i) 11,740,857 shares of common stock held by the ARC Family Trust, (ii) 3,017,094 shares of common stock held by ChristSivam, LLC, (iii) 232,184 shares of common stock held by Mr. Sadasivam from the settlement of RSUs that have vested as of April 11, 2024, and (iii) 97,725 shares of common stock to be issued from the settlement of RSUs that will vest within 60 days of April 11, 2024 held by Mr. Sadasivam. Mr. Sadasivam is the trustee of the ARC Family Trust and has shared voting and dispositive power with respect to the shares of common stock held by ARC Family Trust. Mr. Sadasivam is also the Manager of ChristSivam, LLC and has sole voting and dispositive power with respect to the shares of common stock held by ChristSivam, LLC. See also above footnote (1) for further information about ARC Family Trust. Mr. Sadasivam has no pecuniary interest in any shares of common stock held by ARC Family Trust, and therefore, disclaims beneficial ownership of any such shares for purposes of Section 16 of the Exchange Act. The address of this stockholder is 1950 Pine Run Drive, Chesterfield, MO 63108.
(4)
Consists of (i) 587,724 shares of common stock held by Mr. Aminpour, and (ii) 95,000 shares of common stock to be issued from the settlement of RSUs that will vest within 60 days of April 11, 2024, held by Mr. Aminpour.
(5)
Consists of (i) 42,997 shares of common stock held by Mr. Cook, (ii) options for 203,742 shares of common stock that have vested as of April 11, 2024, but have not yet been exercised, held by Mr. Cook,, (iii) 4,201 shares of common stock to be issued from the settlement of RSUs that have vested as of April 11, 2024, held by Mr. Cook, (iv) 63,400 shares of common stock to be issued from the settlement of RSUs that will vest within 60 days of April 11, 2024 held by Mr. Cook, (v) 1,101,961 shares of common stock held by the Etnyre 2021 Family Trust, of which Mr. Cook is trustee, (vi) 94,295 shares of common stock held by the Cook 2021 Family Trust, of which Mr. Cook is trustee, and (vii) 94,295 shares of common stock held by the Patrick Cook 2021 Trust, of which Mr. Cook is trustee.
(6)
Consists of 310,610 shares of common stock held by Mr. Hunkler.
(7)
Consists of (i) 955,150 shares of common stock held by Mr. Chatila, and (ii) 6,154 shares of common stock to be issued from settlement of RSUs that have vested as of April 11, 2024, held by Mr. Chatila, and (iii) 6,154 shares of common stock to be issued from the settlement of RSUs that will vest within 60 days of April 11, 2024 held by Mr. Chatila.
(8)
Consists of (i) 764,757 shares of common stock held by Mr. Quiroga Cortés, (ii) 93,453 shares of common stock to be issued from the settlement of RSUs that have vested as of April 11, 2024 held by Mr. Quiroga Cortés, and (iii) 97,725 shares of common stock to be issued from the settlement of RSUs that will vest within 60 days of April 11, 2024 held by Mr. Quiroga Cortés, and excludes shares of common stock held by South Lake One (as described in footnote (2)).
(9)
Consists of (i) 149,427 shares of common stock held by Ms. Hung, and (ii) 97,725 shares of common stock to be issued from the settlement of RSUs that will vest within 60 days of April 11, 2024 held by Ms. Hung.
(10)
Consists of (i) 59.363 shares of common stock held by Mrs. Mullings, and (ii) 65,802 shares of common stock to be issued from the settlement of RSUs that will vest within 60 days of April 11, 2024 held by Mrs. Mullings.
(11)
Consists of (i) 213,026 shares of common stock held by Mr. Priddy, (ii) 1,374 shares of common stock to be issued from the settlement of RSUs that have vested as of April 11, 2024 held by Mr. Priddy and (iii) 79,858 shares of common stock to be issued from the settlement of RSUs that will vest within 60 days of April 11, 2024 held by Mr. Priddy.
(12)
Consists of (i) 7,646,217 shares of common stock held by Mr. Springer, (ii) 57,554 shares of common stock to be issued from the settlement of RSUs that will vest within 60 days of April 11, 2024, held by Mr. Springer, (iii) 491,356 shares of common stock held by the DS 2022 GRAT, (iv) 336,153 shares of common stock held by ZS 2021 Trust, (v) 336,154 shares of common stock held by NS 2021 Trust, and (vi) 336,153 shares of common stock held by AS 2021 Trust. As stated in Amendment No. 2 to Schedule 13G filed February 12, 2024, with respect to the DS 2022 GRAT, Mr. Springer is (a) the sole trustee, (b) has sole voting and dispositive power with respect to the shares of common stock held by the trust and (c) has sole power to acquire for himself any asset held in the trust, including the shares of common stock, by substituting other property of equivalent value. With respect to the ZS 2021 Trust, the NS 2021 Trust and the AS 2021 Trust, Mr. Springer has sole power to acquire for himself any asset held in the trust, including the shares of common stock, by substituting other property of equivalent value.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1:

Election of Directors

Director Classes

Our amended and restated certificate of incorporation and amended and restated bylaws provide that our Board of Directors are divided into three classes, as nearly equal in number as possible, with the directors in each class serving for a three-year term, and one class being elected each year by our stockholders. Our current directors are divided among the three classes as follows:

•
the Class I directors are Isidoro Quiroga Cortés, Tamara Mullings and David Springer, whose terms will expire at the annual meeting of stockholders to be held in 2025;
•
the Class II director is Shaker Sadasivam, whose term will expire at the annual meeting of stockholders to be held in 2026; and
•
the Class III directors are Ahmad Chatila, Lisan Hung and William Aldeen "Dean" Priddy, Jr., whose initial terms will expire at this annual meeting of stockholders.

Thurman J. "T.J." Rodgers resigned from his position as an independent director of the Company on January 19, 2023. Mr. Rodgers' resignation was not a result of any disagreement with the Company or any matter relating to the Company's operations, policies or practices.

On January 19, 2023, the Board of Directors of the Company appointed Shaker Sadasivam as Chair of the Board, effective immediately. Mr. Sadasivam has served as a member of the Board since January 2017 and was previously and remains Chair of the Board’s Compensation Committee and a member of each of the Board’s Nominating and Corporate Governance Committee and Audit Committee.

In addition, on January 19, 2023, the Board appointed Tamara Mullings as an independent director of the Company, effective immediately, in order to fill the vacancy resulting from the resignation of Mr. Rodgers. Mrs. Mullings is currently serving as a Class I director with a term expiring at the 2025 annual meeting of the stockholders of the Company. The Board also appointed Mrs. Mullings as a member of the Board’s Compensation Committee.

In November 2023, we announced that Mr. Sean Hunkler, our then President and Chief Executive Officer and a Class II director, and the Board of Directors had agreed that Mr. Hunkler would step down from his positions and cease employment with the Company after a transition period as an advisor, which ended as of December 4, 2023. The Board has begun a search for a new Chief Executive Officer but has not yet named a replacement for Mr. Hunkler at this time. It is expected that Mr. Hunkler's replacement will likely also become a member of the Board of Directors upon his or her appointment.

Each remaining director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, disqualification, resignation or removal. Any increase or decrease in the number of directors will be distributed evenly among the three classes so that each class will consist of as near an equal number of directors as possible. This classification of our Board of Directors may have the effect of delaying or preventing a change in control of our Company. There are no family relationships among any of our directors or executive officers.

Nominees for Election as Directors at This Meeting

In accordance with the recommendation of our Nominating and Corporate Governance Committee, Ahmad Chatila, Lisan Hung and William Aldeen "Dean" Priddy, Jr. have each been nominated by the Board for election to a three-year term that will expire at the annual meeting of stockholders in 2027. Additional information about the nominees is provided below under “Information about Our Directors.”

Vote Required

The three respective nominees shall be elected as directors by the plurality of votes cast. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy FOR this proposal. Abstentions and broker non-votes will not be counted as votes “for,” or votes “withheld” for the election of directors.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE UNDER PROPOSAL 1.

Information About Our Directors

Class III Director Nominees for Election

Below is biographical information of each of the Class III directors standing for election:

Name and Background	Nominating and Corporate Governance Committee	Compensation Committee	Audit Committee
Non-employee directors -

Ahmad Chatila is one of our co-founders and has served as a member of our Board of Directors since January 2017. Mr. Chatila currently serves as the Managing Partner of Fenice Investment Group, a position he has held since 2017. Mr. Chatila is the co-founder and has served on the board of directors of Dimension Renewable Energy, since 2018. Mr. Chatila was also the transformation architect at Enphase Energy Inc. from 2017 to 2020. Mr. Chatila previously served as Chief Executive Officer and a member of the board of directors of SunEdison from 2009 to 2016, which filed for bankruptcy in 2016. Prior to joining SunEdison, Mr. Chatila served as Executive Vice President of the Memory and Imaging Division of Cypress from 2005 to 2009. Mr. Chatila also serves on the board of directors of the private companies Akra Inc., Ohmium, Inc. and SunEdison Infrastructure Limited. Mr. Chatila previously served as Chair of the board of directors of TerraForm Power, Inc. and TerraForm Global Inc. Mr. Chatila holds a Bachelor of Science degree in electrical engineering from Arizona State University, a Master of Science degree in electrical engineering from Cornell University and has completed the Stanford Executive Program at Stanford University.

Lisan Hung has served as a member of our Board of Directors since April 2021. Ms. Hung previously was a member of the board of directors of Rodgers Silicon Valley Acquisition Corp. (now Enovix Corporation) from December 2020 through July 2021 where she was a member of the audit committee and compensation committee. Ms. Hung is currently the Senior Vice President, General Counsel and Corporate Secretary of Enphase Energy, Inc. From 2014 to 2019, Ms. Hung was the Vice President of Legal Affairs, General Counsel and Corporate Secretary of Crocus Technology, Inc. From 2009 to 2014, she was the Vice President of Legal Affairs, General Counsel and Corporate Secretary of Kovio, Inc. Prior to that, Ms. Hung joined Advanced Micro Devices, Inc. in 1999, where she held a number of progressive leadership roles in the legal department until her departure in 2009 when she was the Director of Law for the Technology Group. Ms. Hung began her legal career at private law firms based in Silicon Valley, California. Ms. Hung holds a J.D. from Santa Clara University School of Law and a Bachelor of Science in Political Economy of Natural Resources from the University of California at Berkeley.

	Chair	Member	Member

Dean Priddy has served as a member of our Board of Directors since November 2020. Mr. Priddy began his career at Analog Devices where he held positions with increasing responsibility in finance and marketing from 1986 to 1991. In 1991, Mr. Priddy joined RF Micro Devices, Inc. ("RFMD"), a supplier of radio frequency integrated circuits for the various wireless markets, and served as Chief Financial Officer and Corporate Vice President of Administration and Secretary from July 1997 to December of 2014 when RFMD merged with TriQuint Semiconductor, Inc. forming Qorvo, Inc. ("Qorvo"). Mr. Priddy served as Chief Integration Officer of the merger and as Executive Vice President of Administration until his retirement from Qorvo in 2015. Mr. Priddy has served on the board of trustees of the University of North Carolina at Greensboro since 2015. He currently is a private investor and serves or has served as a business and financial advisor to multiple early-stage and emerging growth companies. Mr. Priddy holds a Bachelor of Science degree in business administration and a Master of Business Administration degree, each from the University of North Carolina at Greensboro.

	Member	Member	Chair

Our Class I Directors

Below is biographical information of each of the Class I directors:

Name and Background	Nominating and Corporate Governance Committee	Compensation Committee	Audit Committee
Non-employee directors -

Isidoro Quiroga Cortés has served as a member of our Board of Directors since April 2020. Mr. Quiroga Cortés manages a number of technology, energy and other investments through South Lake One, including an investment in Enphase Energy Inc. in 2018. Mr. Quiroga Cortés serves on the board of directors of several private companies, including, from 2013 to 2019, the board of directors of Australis Seafood. Additionally, from 2018 to 2020, Mr. Quiroga Cortés was a board observer of Enphase Energy Inc. Mr. Quiroga Cortés holds a Bachelor of Science degree in business administration from Pontificia Universidad Catolica de Chile.

Tamara Mullings has served as a member of our Board of Directors since January 2023. Mrs. Mullings previously served as a Board Observer for the Company from April 2021 until January 19, 2023, when she was appointed an independent director. Mrs. Mullings is currently the Chief Executive Officer of AFARA Governance, Inc. She also served as Assistant Vice President of Global Technology Services at MetLife, Inc. from 2017 to 2021. Prior to that she served as Chief of Staff for SunEdison and Head of E-Commerce for True Glory Brands, as well as in strategy and program management roles with Southern California Edison Company and International Business Machines Corporation. Mrs. Mullings received her MBA from Stanford University and a chemical engineering degree from Princeton University.

Member

David Springer is one of our co-founders and has served as a member of our Board of Directors since January 2017. Mr. Springer previously served as our Chief Executive Officer from January 2017 to May 2019 and as our Executive Vice President, Field Operations from May 2019 to April 2021. Mr. Springer is currently the Chief Operating Officer of Recurrent Energy. From 2013 to 2016, Mr. Springer was the Chief Operating Officer of Solar Materials at SunEdison. From 2011 to 2013, Mr. Springer was the Vice President of Manufacturing at MEMC Electronic Materials Inc. From 2005 to 2011, Mr. Springer held multiple leadership positions, including Vice President of Manufacturing Operations, at Freescale Semiconductor, Inc. Mr. Springer has also served as a Navy submarine officer. Mr. Springer has a Bachelor of Science degree in engineering from the United States Naval Academy.

Our Class II Director

Below is biographical information of our Class II director:

Name and Background	Nominating and Corporate Governance Committee	Compensation Committee	Audit Committee
Non-employee director -

Shaker Sadasivam has served as Chair of the Board of Directors since January 19, 2023 and has been a member of our Board of Directors since January 2017. Mr. Sadasivam has served as the Chief Executive Officer of Auragent Bioscience, LLC since co-founding the company in 2018. From 2014 to 2016, Mr. Sadasivam served as President and Chief Executive Officer of SunEdison Semiconductor LLC. From 2009 to 2013, Mr. Sadasivam served as Executive Vice President and President of SunEdison. Mr. Sadasivam has served on the board of directors of Coherent Corp. (formerly II-VI Incorporated) since 2016. Mr. Sadasivam also serves on the board of directors of the private companies Sfara, Inc., Dclimate Inc. and Sea Pharma, LLC. Mr. Sadasivam holds a Bachelor of Science degree and a Master of Science degree in chemical engineering from the University of Madras and Indian Institute of Technology, a Master of Business Administration degree from Washington University and a Ph.D. degree in chemical engineering from Clarkson University.

	Member	Chair	Member

Board Diversity Matrix

The matrix below summarizes certain key experience, qualifications, skills and attributes that our directors bring to the Board to enable effective oversight, as well as demographic information relating to each Board member as of April 26, 2024. The matrix is not intended to provide a complete list of each directors' strengths or contributions to the Board. Additional information regarding each director may be found above in his or her biography.

	Sadasivam	Chatila	Hung	Priddy	Cortés	Mullings	Springer
Skills and Experience
Executive leadership	✓	✓	✓	✓	✓	✓	✓
Global business	✓	✓	✓	✓	✓	✓	✓
Public company experience	✓	✓	✓	✓	✓	✓	✓
Solar industry experience	✓	✓	✓		✓	✓	✓
Semiconductor and electronics industry experience	✓	✓	✓	✓	✓		✓
Advanced degree	✓	✓	✓	✓		✓	✓
Other board/trustee experience	✓	✓	✓	✓	✓		✓
Audit committee financial expert(1)	✓			✓
Tenure on FTC Board since	2017	2017	2021	2020	2020	2023	2017
Current FTC Board term expires	2026	2024	2024	2024	2025	2025	2025
Demographics - Age
Age	64	56	55	63	35	40	55
Demographics - Gender Identity
Male	✓	✓		✓	✓		✓
Female			✓			✓
Non-binary
Did not disclose gender
Demographics - Background
African American or Black						✓
Alaskan Native or Native American
Asian	✓		✓
Hispanic or Latinx					✓
Native Hawaiian or Pacific Islander
White		✓(2)		✓			✓
Two or More Races or Ethnicities
LGBTQ+
Did not disclose background
(1)
As defined in Item 407(d)(5) of Regulation S-K.
(2)
Self-identifies as Middle Eastern/North African

Board and Committee Meeting Attendance

All directors are expected to attend, in person or by teleconference or video conference, the Board meetings and meetings of the Board committees on which they serve. In accordance with our Corporate Governance Guidelines, each director is invited and encouraged to attend our annual meeting of stockholders.

There was a total of nine regularly scheduled and special meetings of the Board held during 2023. Also, during the same period, the Audit Committee held six meetings, the Compensation Committee held five meetings and the Nominating and Corporate Governance Committee held four meetings. No director serving during 2023 attended less than 75% of the aggregate of the Board meetings and meetings of the Board committees on which he or she served during the period the director was on the Board. In addition, three members of the Board of Directors were in attendance during the Company's virtual 2023 annual meeting of stockholders.

Director Independence

Our Board of Directors undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. Our Board of Directors has affirmatively determined that each of Isidoro Quiroga Cortés, Lisan Hung, Tamara Mullings, Dean Priddy, Shaker Sadasivam and David Springer is an “independent director” under the rules of Nasdaq. In making these determinations, our Board of Directors considered the current and prior relationships that each director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director, and the transactions involving them described in the section titled “Certain Relationships and Related Person Transactions.”

Board Committees

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Our Board of Directors may also establish from time to time any other committees that it deems necessary or desirable. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee

Our Audit Committee consists of Dean Priddy, Lisan Hung and Shaker Sadasivam, with Mr. Priddy serving as chair. Our Audit Committee is responsible for, among other things:

•
selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;
•
assisting the Board of Directors in evaluating the qualifications, performance and independence of our independent auditors;
•
assisting the Board of Directors in monitoring the quality and integrity of our financial statements and our accounting and financial reporting;
•
assisting the Board of Directors in managing risks associated with cybersecurity threats, providing oversight of management's cybersecurity risk management efforts, participating in strategic decisions and providing approvals of major initiatives related to cybersecurity (see "Part I, Item 1C. Cybersecurity" in our 2023 Annual Report on Form 10-K for further information on our risk management, strategy and governance relating to cybersecurity);
•
assisting the Board of Directors in monitoring our compliance with legal and regulatory requirements;
•
reviewing with management and our independent auditors the adequacy and effectiveness of our internal control over financial reporting processes;
•
assisting the Board of Directors in giving directions to and actively monitoring the performance of our internal audit function, which reports directly to the Audit Committee with "dotted line" reporting to management;
•
reviewing with management and our independent auditors our annual and quarterly financial statements;
•
assisting the Board of Directors in reviewing the design and operation of our management information systems, including plans for system upgrades and enhancements;
•
reviewing and overseeing all transactions between us and a related person for which review or oversight is required by applicable law or that are required to be disclosed in our financial statements or SEC filings, and developing policies and procedures for the committee’s review, approval and/or ratification of such transactions;
•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and
•
preparing the Audit Committee report included in our annual proxy statement pursuant to the rules and regulations of the SEC.

Dean Priddy, Lisan Hung and Shaker Sadasivam qualify as independent directors for purposes of serving on the Audit Committee under the corporate governance standards of Nasdaq and the independence requirements of Rule 10A-3 under the Exchange Act. Each member of our Audit Committee also meets the financial literacy requirements of Nasdaq listing standards. In addition, our Board of Directors has determined that each of Mr. Priddy and Mr. Sadasivam qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our corporate website at https://investor.ftcsolar.com.

Compensation Committee

Our Compensation Committee consists of Shaker Sadasivam, Lisan Hung, Tamara Mullings and Dean Priddy, with Mr. Sadasivam serving as chair. The Compensation Committee is responsible for, among other things:

•
reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board of Directors), determining and approving our Chief Executive Officer’s compensation level based on such evaluation;
•
reviewing and approving, or making recommendations to the Board of Directors with respect to, the compensation of our other executive officers, including annual base salary, bonus and equity-based incentives and other benefits;
•
reviewing and recommending to the Board of Directors the compensation of our directors;
•
appointing and overseeing any compensation consultants;
•
reviewing and discussing with management our “Compensation Discussion and Analysis” disclosure, if and when required to be included in our annual proxy statement by the rules and regulations of the SEC ;
•
preparing the Compensation Committee report, if and when required to be included in our annual proxy statement by the rules and regulations of the SEC; and
•
reviewing and making recommendations with respect to our equity and equity-based compensation plans.

The Compensation Committee may form subcommittees for any purpose that the Compensation Committee deems appropriate and may delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate.

Our Board of Directors has determined that Shaker Sadasivam, Lisan Hung, Tamara Mullings and Dean Priddy, meet the definition of “independent director” for purposes of serving on the Compensation Committee under Nasdaq rules, including the heightened independence standards for members of a Compensation Committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our corporate website at https://investor.ftcsolar.com.

Compensation Committee Consultant

The Compensation Committee has engaged an independent consultant, Aon Human Capital Solutions ("Aon'), a division of Aon plc, to assist the committee in its assessment of the appropriate levels and structure of compensation for executive management and the Board of Directors, as well as to assist in the design, strategy, governance and modeling of share usage from our equity incentive compensation programs through assessment of compensation programs in place at peer companies. Aon did not provide consulting services to us during 2023, other than with respect to executive and director compensation. The committee determined such services did not result in a conflict of interest.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Lisan Hung, Shaker Sadasivam and Dean Priddy, with Ms. Hung serving as chair. The Nominating and Corporate Governance Committee is responsible for, among other things:

•
assisting our Board of Directors in identifying prospective director nominees and recommending nominees to the Board of Directors;
•
overseeing the evaluation of the Board of Directors and management, including participation of the Board members in continuing education activities;
•
reviewing developments in corporate governance practices and developing and recommending a set of corporate governance guidelines;

•
reviewing our succession planning process for the Chief Executive Officer and other members of our executive leadership team;
•
recommending members for each committee of our Board of Directors; and
•
recommending to the Board for approval any changes to our policies related to environmental, social and governance matters.

Our Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate, as well as the listing standards of the Nasdaq. The Nominating and Corporate Governance Committee may establish procedures, from time to time, regarding stockholder submission of recommendations for Board candidates.

Our Board of Directors has determined that Lisan Hung, Shaker Sadasivam and Dean Priddy meet the definition of "independent director" for purposes of serving on the Nominating and Corporate Governance Committee under Nasdaq rules. Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at https://investor.ftcsolar.com.

Board Leadership Structure

Our current chair, Shaker Sadasivam, is an independent director and also serves as the lead director on the Board. Pursuant to our Corporate Governance Guidelines, when the chair of our Board of Directors is not an independent director, the independent directors on our Board will designate one of the independent directors to serve as the lead independent director. When the chair of our Board of Directors is an independent director, the duties of the lead director, which consist of coordinating the activities of the independent directors, coordinating the agenda for and presiding over sessions of the Board’s independent directors, and facilitating communications between the other members of the Board, will be part of the duties of the chair.

Background and Experience of Directors

Our Nominating and Corporate Governance Committee is responsible for reviewing with our Board of Directors, on an annual basis, the appropriate characteristics, skills and experience required for the Board of Directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

•
significant accomplishment in his or her field;
•
personal and professional integrity;
•
ethics and values;
•
experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•
experience in the industries in which we compete;
•
experience as a board member or executive officer of another publicly held company;
•
diversity of background, racial, ethnic and gender diversity, and expertise and experience in substantive matters pertaining to our business relative to other Board members; and
•
conflicts of interest.

The Board's Role in Risk Oversight

Our Board has and exercises ultimate oversight responsibility with respect to the management of the strategic, operational, financial and legal risks facing the Company and its operations and financial condition. The Board is involved in setting our business and financial strategies and establishing what constitutes the appropriate level of risk for us. Various committees of the Board also have responsibility for risk management.

The Board delegated to its Audit Committee the responsibility to provide oversight of the Company’s management of risks associated with cybersecurity threats, its accounting functions, financial and compliance risks and internal controls. It has delegated to its Nominating and Corporate Governance Committee the responsibility to oversee the effectiveness of our governance documentation, policies and procedures and our compliance programs.

The Compensation Committee is responsible for assessing the nature and degree of risk that may be created by our compensation policies and practices to ensure the appropriateness of risk-taking and their consistency with our business strategies. To conduct the assessment, the Compensation Committee, with the assistance of Aon Consulting, Inc., its independent compensation consultant, reviews our compensation policies and practices and in particular, our incentive plans, eligible participants, performance measurements, parties responsible for certifying performance achievement, and sums that could be earned to ensure that our compensation policies and practices do not encourage or create risk-taking that could be reasonably likely to have a material adverse impact on us.

The Board's Role in Succession Planning

In addition to identifying an individual to fill the currently vacant role of Chief Executive Officer, the Board is also responsible for planning for future succession to the position of Chief Executive Officer, as well as certain other senior management positions. To assist the Board, the Chief Executive Officer shall periodically provide the Board with an assessment of persons considered potential successors to certain senior management positions and annually provide the Board with an assessment of other senior managers and their potential to succeed to the Chief Executive Officer position.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee will have at any time been one of our executive officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

Communications with the Board of Directors

Any interested party desiring to communicate with our Board of Directors, or any individual director may send a letter addressed to our Board of Directors as a whole or to individual directors, c/o Corporate Secretary, 9020 N Capital of Texas Hwy, Suite I-260, Austin, Texas, 78759. The Corporate Secretary has been instructed by the Board to screen the communications and promptly forward those to the full Board or to the individual director specifically addressed therein.

Director Compensation

Our non-employee directors are entitled to the following compensation, as applicable. The following compensation for non-employee directors was approved by our Board of Directors at the time of the Company's IPO based on advice from Aon:

Cash Compensation

Each non-employee director will receive, in respect of his or her service on our Board of Directors, an annual cash retainer equal to $50,000, payable at the beginning of the year or on the date he or she begins service.

The non-employee chair of the Board is entitled to receive, in respect of his or her service as the non-employee chair of the Board, an additional annual cash retainer equal to $30,000, payable at the beginning of the year or upon the date he or she begins service as chair.

Non-chair members of each committee do not receive any additional compensation for committee service. Each committee chair is entitled to receive the following additional cash compensation for service on our Board of Directors and its committees, in each case payable at the beginning of the year or upon the date he or she begins service:

•
$20,000 annual cash retainer for service as the committee chair of the Audit Committee;
•
$15,000 annual cash retainer for service as the committee chair of the Compensation Committee; and
•
$10,000 annual cash retainer for service as the committee chair of the Nominating and Corporate Governance Committee

Such fees will be prorated for any partial year of service. For 2023, the Board of Directors elected to receive company stock for their annual board and committee retainers in lieu of cash. The number of shares granted to each director was based on the total cash value of the retainer fees owed divided by a prior 30-day volume-weighted average stock price ending on the grant date.

Equity Compensation

Upon each non-employee director’s appointment to our Board of Directors, the director will receive, in respect of the director's service on our Board of Directors, an initial grant of RSUs valued at $240,000 that will vest in three equal installments on each of the first three anniversaries of the date of grant, subject in each case to the non-employee director’s continued service on our Board of Directors through and including the applicable vesting date.

Each non-employee director will also receive, in respect of his or her service on our Board of Directors, an annual grant of RSUs valued at $160,000 upon such director's initial appointment to the Board and, in subsequent years, on the date of the annual meeting of stockholders, that will vest in full on the first anniversary of the date of grant subject to the non-employee director's continued service on our Board of Directors through and including such vesting date.

Other Benefits

Each of our non-employee directors will, at the director's election, be partially reimbursed for his or her cost of procuring health insurance coverage for the director and his or her dependents, as determined in the discretion of the Compensation Committee.

Compensation for Board Observer

Our Board observer normally receives an annual cash retainer of $25,000, payable at the beginning of the year or on the date he or she commences in the role, and an annual grant of RSUs valued at $80,000 that will vest in full on the first anniversary of the date of grant subject to the Board observer's continued service as Board observer through and including such vesting date. Upon Mrs. Mullings' appointment to the Board of Directors on January 19, 2023, the Company ceased to have a Board observer until Mr. Tony Alvarez was appointed effective July 5, 2023.

On July 5, 2023, the Company acquired 312,500 shares of our outstanding common stock held by ARC Family Trust, a greater than 5% current shareholder, for no monetary consideration. The ARC Family Trust was established by Mr. Ahmad Chatila, a member of our Board of Directors, for the benefit of certain members of his family. Mr. Shaker Sadasivam, the Chair of our Board of Directors, is the trustee of the ARC Family Trust. Concurrent with this transaction, Mr. Tony Alvarez received a supplemental grant of 250,000 RSUs in connection with his appointment as our Board observer and Mr. Dean Priddy, who is the Chair of the Audit Committee of the Board, received a supplemental grant of 62,500 RSUs. These RSU grants will vest upon the one-year anniversary of the date of grant.

2023 Fiscal Year Director Compensation Table

The following table sets forth information regarding compensation earned by or paid to our directors and our Board observer for the 2023 Fiscal Year, excluding Mr. Sadasivam, for whom we provided compensation disclosure in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash(1) $	Stock Awards(1) $	All Other Compensation(6) $	Total $
Shaker Sadasivam(2),(3)	—	—	—	—
Ahmad Chatila(4)	—	—	—	—
Isidoro Quiroga Cortés	50,537	160,000	—	210,537
Lisan Hung	60,644	160,000	—	220,644
Tamara Mullings(5)	50,537	560,000	—	610,537
Dean Priddy(6)	50,133	356,875	20,096	427,104
David Springer	36,793	160,000	19,305	216,098
Tony Alvarez (Board Observer)(6)	—	787,500	—	787,500

(1)
Members of the Board of Directors elected to receive, in lieu of cash, grants of RSUs under the 2021 Stock Incentive Plan ("2021 Plan") the number of which was determined based on the total cash value of the retainers owed divided by a prior 30-day volume weighted average closing price of our common stock ending on the grant date. Such RSUs were immediately vested upon grant. In addition, each board member is eligible to receive an annual grant of RSUs equal to a grant date fair value of $160,000. The annual RSU awards will vest in full on the first anniversary of the date of grant subject to continued service by the director. Amounts shown in the table above represent the aggregate grant date fair value of the restricted stock unit awards made to each non-employee director during the 2023 Fiscal Year, computed in accordance with FASB ASC Topic 718. For the year ended December 31, 2023, RSU grants to our directors were as follows:

Name	RSU grant in lieu of annual cash retainer (#)	Grant date fair value of RSU grant in lieu of annual cash retainer ($)	Initial RSU grant upon election to Board (#)	Grant date fair value of initial RSU grant upon election to Board ($)	Supplemental RSU grant (#)	Grant date fair value of supplemental RSU grant ($)	Annual RSU grant (#)	Grant date fair value of annual RSU grant ($)
Shaker Sadasivam(a)	26,091	75,403	—	—	—	—	57,554	160,000
Ahmad Chatila	—	—	—	—	—	—	—	—
Isidoro Quiroga Cortés	17,487	50,537	—	—	—	—	57,554	160,000
Lisan Hung	20,984	60,644	—	—	—	—	57,554	160,000
Tamara Mullings	17,487	50,537	84,806	240,000	—	—	114,091	320,000
Dean Priddy	17,347	50,133	—	—	62,500	196,875	57,554	160,000
David Springer	12,731	36,793	—	—	—	—	57,554	160,000
Tony Alvarez	—	—	—	—	250,000	787,500	—	—
(a)
The figures shown for Mr. Sadasivam are also reported in the Summary Compensation Table below and are not in addition to such figures.
(2)
Mr. Sadasivam was named Chair of the Board of Directors on January 19, 2023, in connection with the resignation of Mr. Thurman J. "T.J." Rodgers, our former Chair of the Board of Directors. Mr. Rodgers received no compensation in 2023 for his service through January 19, 2023. All unvested RSUs previously held by Mr. Rodgers were forfeited without consideration upon his resignation.
(3)
Mr. Sadasivam served as a director during fiscal year 2023 and as the Chair of the Board from January 19, 2023. Mr. Sadasivam performed limited duties of the principal executive officer, consisting solely of signing the Company's annual and quarterly reports, after Mr. Hunkler and our Board of Directors agreed that he would step down from his role on November 2, 2023. Accordingly, pursuant to SEC rules, Mr. Sadasivam's compensation as a director during fiscal year 2023 is reflected in the Summary Compensation Table below.
(4)
Mr. Chatila elected not to accept RSU grants for his retainer fees in 2023 or for his annual award, in order for the available RSUs to be used for future awards to employees and/or other eligible recipients.
(5)
Mrs. Mullings, who served as our Board observer previously, was elected to the Board of Directors on January 19, 2023. In connection with her election to the Board, Mrs. Mullings received an initial RSU award with a grant date fair value approximating $240,000 on January 19, 2023, as well as an annual award with a grant date fair value of approximately $160,000. Her RSU grants in lieu of her annual cash retainer and her annual award in June 2023, in connection with similar annual grants to the other Board members, are reflected in footnote (1) above.
(6)
In connection with the Company's acquisition of 312,500 shares of our outstanding common stock held by ARC Family Trust for no monetary consideration, as described above, Mr. Alvarez received a supplemental grant of 250,000 RSUs in connection with his appointment as our Board Observer and Mr. Priddy, who is the Chair of the Audit Committee of the Board, received a supplemental grant of 62,500 RSUs.
(7)
Amounts represent the incremental cost to the Company of providing health insurance benefits to certain directors.

As of December 31, 2023, our directors held the following unvested restricted stock unit awards in the aggregate:

Name	RSUs outstanding #
Shaker Sadasivam	131,743
Ahmad Chatila	12,308
Isidoro Quiroga Cortés	225,196
Lisan Hung	131,743
Tamara Mullings	207,145
Dean Priddy	168,129
David Springer	65,101
Tony Alvarez (Board Observer)	250,000

No director held any outstanding stock option awards as of December 31, 2023.

PROPOSAL 2:

Ratification of the Appointment of Independent Registered Public Accounting Firm

Change in Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP ("PwC") served as our independent registered public accounting firm from 2020 through April 3, 2023.

On April 3, 2023, the Audit Committee dismissed PwC and approved the appointment of BDO as the Company’s new independent registered public accounting firm for the fiscal year ended December 31, 2023.

PwC’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for the matters that raised substantial doubt about the Company’s ability to continue as a going concern as of December 31, 2021. The substantial doubt about the Company’s ability to continue as a going concern was removed as of December 31, 2022, as the matters were alleviated. During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through April 3, 2023, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in their reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the following material weaknesses that were disclosed as of December 31, 2021 and remediated as of December 31, 2022 relating to (a) the lack of a sufficient complement of experienced personnel with the requisite technical knowledge of public company accounting and reporting for non-routine, unusual or complex transactions which contributed to (b) the lack of a design and operations of adequate controls over the period-end close and financial reporting process including (i) establishment of accounting policies and procedures, (ii) preparation of account reconciliations for certain accounts, (iii) ensuring proper cut-off, (iv) providing for adequate segregation of duties, (v) approving journal entries, and (vi) ensuring adequate financial statement preparation, and (c) ineffective information technology general controls over the information technology systems used for the preparation of the financial statements, specifically, we had not designed and maintained (i) program change management controls to ensure that IT program and data changes affecting financial applications and underlying accounting records were identified, tested, authorized and implemented appropriately; (ii) user access controls to ensure appropriate segregation of duties and that adequately restricted user and privileged access to financial applications, programs and data to appropriate Company personnel; and (iii) testing and approval controls for program development to ensure that new software development was aligned with business and IT requirements.

The Company provided PwC with a copy of the foregoing disclosures and requested that PwC furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of PwC’s letter dated April 6, 2023, was filed as Exhibit 16.1 to our Current Report on Form 8-K, filed April 6, 2023.

During the fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through April 3, 2023, neither the Company nor anyone on its behalf has consulted with BDO regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Board is submitting our appointment of BDO for stockholder ratification at the annual meeting. A representative of BDO will attend the annual meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

The Company’s bylaws do not require that stockholders ratify the appointment of BDO as our independent registered public accounting firm. The Company is asking its stockholders to ratify this appointment because it believes such a proposal is a matter of good corporate practice. If the stockholders do not ratify the appointment of BDO, the Audit Committee will reconsider whether or not to retain BDO as FTC Solar’s independent registered public accounting firm, but may determine to do so. Even if the appointment of BDO is ratified by the stockholders, the Audit Committee may change the appointment at any time if it determines that a change would be in the best interests of FTC Solar and its stockholders.

Principal Accountant Fees

Aggregate fees paid to BDO for professional services as our independent auditor during 2023 were as follows.

	Year ended December 31,
(in thousands)	2023	2022
Audit fees	$1,289	$—
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$1,289	$—

Aggregate fees paid to PwC for professional services as our predecessor independent auditor for the period January 1, 2023 to April 3, 2023 and during 2022 were as follows.

	Year ended December 31,
(in thousands)	2023	2022
Audit fees	$116	$1,625
Audit-related fees	30	240
Tax fees	—	126
All other fees	1	1
Total	$147	$1,992

Audit fees: Audit fees are primarily for the audits of the Company's consolidated financial statements included in the Annual Reports on Form 10-K and reviews of the Company's consolidated financial statements included in the Quarterly Reports on Form 10-Q during each respective year, as well as required comfort letters that generally only the auditor can reasonably provide.

Audit-related fees: Audit-related fees in 2023 were for consultation and review by PwC prior to April 3, 2023 of a certain accounting transaction that occurred during the first quarter of 2023. During 2022, fees were incurred in connection with the Company's registration statement on Form S-1 filed in 2022, as well as for reviews of certain proposed financing transactions.

Tax fees: PwC provided tax consultation services to us in 2022 relating to an acquisition, transfer pricing considerations, as well as availability of certain tax credits. Neither BDO nor PwC provided tax compliance services to the Company in either 2023 or 2022.

All other fees: PwC provided licensed access to certain on-line accounting research tools in 2023 and 2022.

Audit work performed by persons other than BDO's or PwC's full-time, permanent employees during each of the years ended December 31, 2023 and 2022 did not exceed 50% of total hours expended in either year.

The Audit Committee of the Board of Directors approved all services provided by BDO and PwC prior to the performance of those services and will approve all services to be provided by BDO in the future prior to the performance of those services.

Vote Required

Approval of this proposal will require the affirmative vote of holders of a majority of the shares of common stock present in person, or represented by proxy, and entitled to vote on such matter at the annual meeting. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy FOR this proposal. Abstentions from voting on this proposal will have the same effect as a vote against this proposal. Broker non-votes, if any, will not have any effect on determining the outcome of this proposal. As this matter is considered “routine” under Nasdaq rules, brokers generally have discretionary authority to vote uninstructed shares on this proposal, so broker non-votes are not expected on this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024 UNDER PROPOSAL 2.

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s management of risks associated with cybersecurity threats, its accounting functions, financial and compliance risks and internal controls. The Audit Committee is composed of three directors, each of whom is independent under the listing rules of the Nasdaq Stock Market and Exchange Act Rule 10A-3. The Audit Committee operates under a written charter approved by the Board of Directors and held six meetings in 2023. A copy of the Audit Committee's charter is available on the Company’s website at www.investor.ftcsolar.com by clicking on the “Corporate Governance” section.

On April 3, 2023, the Audit Committee dismissed PwC, the Company's independent registered public accounting firm from 2020 through April 3, 2023, and approved the appointment of BDO as the Company’s new independent registered public accounting firm for the fiscal year ended December 31, 2023, effective April 3, 2023.

Management is responsible for the Company’s internal control over financial reporting, disclosure controls and procedures and the financial reporting process. BDO, our independent registered public accounting firm during 2023, was responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with Public Company Accounting Oversight Board ("PCAOB") standards and issuing a report thereon. While the Company is an "emerging growth company" as defined in the Jumpstart Our Business Startups Act, BDO was not required to opine on the effectiveness of the Company's internal control over financial reporting in connection with their audit. The Audit Committee’s responsibility is to monitor and oversee these processes, including the activities of the internal audit function. The Audit Committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.

In connection with these responsibilities, the Audit Committee met with management and BDO to review and discuss the audited consolidated financial statements for the fiscal year ended December 31, 2023. The Audit Committee also discussed with BDO the matters required by the applicable requirements of the PCAOB and SEC. In addition, the Audit Committee received the written disclosures from BDO required by applicable requirements of the PCAOB regarding our independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with BDO its independence from the Company and its management.

Based upon the Audit Committee’s discussions with management and BDO, and the Audit Committee’s review of the representations of management and BDO, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal 2023 filed with the SEC.

Respectfully submitted,
THE AUDIT COMMITTEE

William Aldeen Priddy, Jr., Chair
Shaker Sadasivam
Lisan Hung

INFORMATION ABOUT FTC SOLAR, INC. MANAGEMENT

Our Executive Officers

Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly appointed or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers. The following table sets forth the names, ages and positions of our executive officers as of the date of this proxy statement.

Name	Age	Position
Sasan Aminpour	60	Chief Operating Officer
Cathy Behnen	60	Chief Financial Officer
Patrick M. Cook	40	Chief Commercial Officer

Sasan Aminpour was appointed Chief Operating Officer, effective March 1, 2023, with responsibility for the Company's procurement and supply chain, project execution, field operations and engineering organizations. Mr. Aminpour served as our Senior Vice President of Operations from July 2022, when he joined the Company in connection with the acquisition of HX Tracker in which he was one of the owners, until February 2023. From 2012 to 2016, he served as Senior Vice President of Operations responsible for the global EPC (engineering, procurement, construction) function at SunEdison (formerly MEMC Electronic Materials). Earlier in his career, he served as the Senior Vice President of operations for Cypress Semiconductor and prior to that as an operations strategy consultant for McKinsey & Company ("McKinsey"). Mr. Aminpour holds a Master of Science in Computer Integrated Engineering from Middlesex University, UK and a Bachelor of Science in Industrial Engineering from Bosphorus University, Turkey.

Cathy Behnen was appointed Chief Financial Officer on February 12, 2024, having served in this role on an interim basis since November 2, 2023. Ms. Behnen has been our Chief Accounting Officer since 2020. Prior to joining FTC Solar in 2020, her experience included more than 20 years in financial leadership roles, including serving as CFO and VP of Finance at Penn National Gaming Hollywood Casino Jamul – San Diego from 2017 to 2020, and as the Vice President of Finance and Corporate Controller of The Cosmopolitan of Las Vegas from 2015 to 2017. She also served as Head of Global Audit and Vice President of Business Operations at SunEdison from 2010 to 2015 and was a Partner at the accounting firm RubinBrown LLP. She is a Certified Public Accountant and holds a Bachelor of Science in Accounting from the University of Missouri - Columbia and an MBA from Saint Louis University. There were no arrangements or understandings between Ms. Behnen and any other persons pursuant to which she was selected as Chief Financial Officer. There are also no family relationships between Ms. Behnen and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Patrick M. Cook has been our Chief Commercial Officer since March 31, 2022 overseeing sales and sales engineering, plus all capital markets functions. Prior to that he served as our Chief Financial Officer and Treasurer from July 2019 to March 31, 2022. Immediately prior to becoming our Chief Financial Officer, Mr. Cook worked in the corporate finance division of Dot Foods. From 2011 to 2017, Mr. Cook held multiple positions at SunEdison, including Vice President of Capital Markets and Corporate Finance and Treasurer of the Solar Energy Business Division. From 2006 to 2011, Mr. Cook held multiple leadership roles within Bank of America’s Structured Finance division, including Vice President of Structured Finance. Mr. Cook holds a Bachelor of Science degree in finance and quantitative methods from Bradley University.

Executive Officer Departure During 2023

Mr. Sean Hunkler served as our President and Chief Executive Officer from September 2021. Our Board of Directors and Mr. Hunkler previously agreed that he would step down from his position, effective November 2, 2023, and Mr. Hunkler continued to be employed as an advisor to the Company for a brief transition period which ended as of December 4, 2023. The departure of Mr. Hunkler was not related to any disagreement with the Company.

Executive Compensation

We are currently considered an “emerging growth company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Further, our reporting obligations extend only to the following “Named Executive Officers,” which are the individuals who served as principal executive officer and the next two most highly compensated executive officers at the end of the fiscal year ended December 31, 2023 (the "2023 Fiscal Year").

Mr. Shaker Sadasivam, our Chairman of the Board, performed limited duties of the principal executive officer, consisting solely of signing the Company's annual and quarterly reports, after Mr. Hunkler and our Board of Directors agreed that he would step down from the role on November 2, 2023. Mr. Sadasivam was not compensated for performing these services and was not appointed as an officer of the Company. All compensation reported for Mr. Sadasivam in the Summary Compensation Table below was paid with respect to his services as a director pursuant to our regular director compensation program, as described in the section entitled “Director Compensation” above.

The following table summarizes the compensation awarded to, earned by or paid to our Named Executive Officers for the 2023 and 2022 Fiscal Years, as applicable. Our compensation packages for the Named Executive Officers, excluding Mr. Sadasivam, primarily consist of base salary, annual bonus and long-term incentive awards consisting of restricted stock unit awards and, in certain cases, stock options.

Summary Compensation Table

Name and Principal Position	Year(1)	Salary $(2)	Bonus $(2)	Stock Awards $(2)	Option Awards $	Non-Equity Incentive Plan Compensation $	All Other Compensation $(3)	Total $
Shaker Sadasivam(4) Chair, Board of Directors	2023	—	—	160,000	—	—	95,499	255,499
Sasan Aminpour(5) Chief Operating Officer	2023	342,607	54,148	1,117,552	—	—	13,200	1,527,507
Patrick Cook(6) Chief Commercial Officer	2023	352,724	76,510	660,064	—	—	13,105	1,102,403
	2022	485,393	270,398	564,516	—	—	10,303	1,330,610
Sean Hunkler(7) Former Chief Executive Officer	2023	603,184	—	—	48,377	—	203,629	855,190
	2022	902,893	863,790	—	—	—	102,260	1,868,943

(1)
Certain amounts related to stock awards in lieu of cash for salary and bonuses (and with respect to Mr. Sadasivam, annual cash retainer) have been reallocated between certain columns for consistency with the presentation in 2023. Stock awards in lieu of cash salary and cash bonuses, as well as other grants, for both 2023 and 2022, are shown in the table below.

Name	RSU grant in lieu of cash salary/cash retainer (#)	Grant date fair value of RSU grant in lieu of cash salary/cash retainer ($)	RSU grant in lieu of cash bonus (#)	Grant date fair value of RSU grant in lieu of cash bonus ($)	Annual/initial RSU grant (#)	Grant date fair value of annual/initial RSU grant ($)	RSU grant with market conditions (#)	Grant date fair value of RSU grant with market conditions ($)
2023 -
Shaker Sadasivam	26,091	75,403	N/A	N/A	57,554	160,000	N/A	N/A
Sasan Aminpour	—	—	15,926	54,148	380,000	1,041,200	800,000	76,352
Patrick Cook	—	—	22,503	76,510	220,000	602,800	600,000	57,264
Sean Hunkler	—	—	—	—	—	—	—	—
2022 -
Patrick Cook	51,878	289,809	71,135	212,415	201,613	564,516	—	—
Sean Hunkler	98,572	550,656	163,076	471,290	—	—	—	—

(2)
Amounts in these columns reflect cash salary and bonus earned by the Named Executive Officers with respect to the relevant fiscal year and include, in certain instances, salary or bonus paid in stock awards in lieu of cash with a grant date fair value equal to approximately 1.2 times the cash value of the salary due and 100% of the value of the bonus due, as well as the grant date fair value of other RSU awards received. Grants of RSUs with service-based conditions were valued at the fair value of our common stock, based on the closing price of our common stock on the date of grant, in accordance with FASB ASC Topic 718. RSU grants with market conditions were valued based on a Monte Carlo simulation based on the estimated probability of achievement of the market conditions. RSU grants in lieu of salary during 2022, vested ratably over the period the salary was earned. RSU grants in lieu of cash bonuses in both 2023 and 2022 were vested immediately upon grant. The annual or initial RSU grants generally vest at a rate of 25% on the first anniversary of the date of grant and 1/48th for each month thereafter until the fourth anniversary of the date of grant. RSUs with market conditions will be earned and vested in specified percentages upon the achievement of 3 different price targets of our common stock over a period of 4 years from the date of grant. No amounts have been earned as of the date of this proxy statement with respect to the RSUs granted with market conditions. See the section entitled “Employment Agreements with Named Executive Officers” below for additional details. Mr. Aminpour first became a Named Executive Officer in 2023. His employment with the Company began in July 2022.
(3)
Amounts in this column reflect (i) in the case of Mr. Sadasivam, for 2023, director compensation comprised of the value of an RSU grant in lieu of his annual cash retainer with a grant date fair value of $75,403 and $20,096 in health insurance benefits as a director, (ii) in the case of Mr. Aminpour, for 2023, $13,200 in 401(k) matching contributions, (iii) in the case of Mr. Cook, (a) for 2023, $13,005 in 401(k) matching contributions and $100 for a technology allowance, and (b) for 2022, $10,143 in 401(k) matching contributions, $100 for a technology allowance and $60 in insurance premiums paid to Insperity Life Insurance, and (iv) in the case of Mr. Hunkler, (a) for 2023, $70,819 for severance and COBRA payments, $86,539 as an executive housing and travel stipend, $32,971 for moving expenses, $13,200 in 401(k) matching contributions and $100 for a technology allowance, and (b) for 2022, $90,000 as an executive housing and travel stipend, $12,200 in 401(k) matching contributions and $60 in insurance premiums to Insperity Life Insurance.
(4)
Following Mr. Hunkler's departure from his position as President and Chief Executive Officer of the Company, effective November 2, 2023, Mr. Sadasivam as the Chair of our Board of Directors assumed certain responsibilities of the principal executive officer of the Company, limited solely to signing of the Company's annual and quarterly reports. Mr. Sadasivam did not receive any additional compensation with respect to these services. All compensation reported for Mr. Sadasivam in the Summary Compensation Table above was paid with respect to his services as a director pursuant to our regular director compensation program, as described in the section entitled “Director Compensation” above. In total, Mr. Sadasivam received an annual grant of RSUs valued at $160,000 with respect to his service as a director, an RSU grant in lieu of his annual cash retainer as a director with a grant date fair value of $75,403, and health insurance benefits as a director in an amount totaling $20,096..
(5)
Mr. Aminpour was named Chief Operating Officer effective March 1, 2023. He was not a Named Executive Officer in 2022. For 2023, Mr. Aminpour's earned salary was paid in cash and he received RSU awards in lieu of bonus earned in 2023 with a grant date fair value of $54,148. In addition, Mr. Aminpour received an annual 2023 RSU award with a grant date fair value of $1,041,200 and an RSU grant with a fair value of $76,352 that will be earned and vested in specified percentages upon the achievement of 3 different price targets of our common stock over a period of 4 years from the date of grant.
(6)
For 2023, Mr. Cook's earned salary was paid in cash, and he received RSU awards in lieu of bonus earned in 2023 with a grant date fair value of $76,510. In addition, Mr. Cook received an annual 2023 RSU award with a grant date fair value of $602,800 and an RSU grant with a fair value of $57,264 that will be earned and vested in specified percentages upon the achievement of 3 different price targets of our common stock over a period of 4 years from the date of grant. For 2022, Mr. Cook received (a) a cash salary of $195,584 and RSU awards in lieu of earned salary with a grant date fair value of $289,809, (b) a cash bonus of $57,983, and RSU awards in lieu of bonuses earned in 2022 with a grant date fair value of $212,415, of which $73,712 was paid in stock in 2023, and (c) an annual 2022 RSU award with a grant date fair value of $564,516.
(7)
For 2023, Mr. Hunkler's earned salary was paid in cash. Mr. Hunkler received no bonus for 2023. In addition, as described below in the section entitled “Employment Agreements with Named Executive Officers”, an amendment was entered into in April 2023 relating to options with market conditions granted to Mr. Hunkler pursuant to his September 2021 employment agreement, which resulted in a cancellation of a portion of the options as well as modifications to the stock price targets and exercise price of the remaining options. As a result of this change, an incremental fair value increase of $48,377 in the award was recognized as a result of the changes. All outstanding options under this award were unvested and forfeited in connection with Mr. Hunkler stepping down from his position as President and Chief Executive Officer of the Company, effective November 2, 2023. For 2022, Mr. Hunkler received (a) a cash salary of $352,237 and RSU awards in lieu of earned salary with a grant date fair value of $550,656, and (b) a cash bonus of $392,500, which included a portion of his sign-on bonus payable during 2022 and 2021 pursuant to his employment agreement entered into in 2021 (see the section entitled “Employment Agreements with Named Executive Officers” below for additional details), and RSU awards in lieu of bonus earned in 2022 with a grant date fair value of $471,290, that was paid in 2023.

Employment Agreements with Named Executive Officers

Each of our Named Executive Officers (excluding Mr. Sadasivam, our non-employee Chair of the Board) was a party to an employment agreement with us either during the 2023 or 2022 Fiscal Years, or both, as described in greater detail below.

Sasan Aminpour Employment Agreement

Effective as of June 14, 2022, the Company entered into an employment agreement with Mr. Aminpour to be our Vice President of Global Operations with an annual base salary of $300,000, subject to adjustment in our sole discretion. Mr. Aminpour was subsequently promoted to Chief Operating Officer, effective March 1, 2023, with a new base salary of $350,000, which was subsequently increased to $364,000, effective July 1, 2023. Mr. Aminpour is also eligible to earn a target annual cash bonus opportunity equal to 60% of his base salary and to participate in the long-term incentive plan established by the Company.

Pursuant to his employment agreement, if Mr. Aminpour's employment is terminated by the Company without Cause or by Mr. Aminpour for Good Reason (as each such term is defined in the employment agreement), subject to his execution and non-revocation of a release of claims, Mr. Aminpour will become entitled to the following severance payments and benefits: (i) cash severance equal to 1.0 times his base salary payable in 12 monthly installments; (ii) any earned but unpaid annual cash bonus for the immediately preceding fiscal year and a prorated annual cash bonus for the year of termination, based on actual performance, to be paid at the same time as annual bonuses are paid to other senior officers; and (iii) a lump sum payment equal to the cost of COBRA benefits, if elected by Mr. Aminpour, for 18 months. In the event that the qualifying termination of employment occurs on or within 12 months following a Change in Control (as defined in the employment agreement), Mr. Aminpour would also be entitled to full vesting of any unvested equity-based awards (at target level of achievement for any performance-based award) then held by him. Following a Change in Control, Mr. Aminpour would also be entitled to receive reimbursement for his legal fees and expenses to the extent incurred in disputing in good faith any issue relating to his termination of employment.

Mr. Aminpour is also subject to customary restrictive covenants pursuant to the employment agreement, including an 18-month non-competition and non-solicitation covenant.

On June 7, 2022, the Compensation Committee of the Board of Directors approved a grant of 42,422 RSUs to Mr. Aminpour in exchange for his agreement, pursuant to an amendment to his employment agreement dated July 1, 2022, to forego a portion of his cash salary for the period July 1, 2022 to December 31, 2022 (a small portion of Mr. Aminpour's salary during this period continued to be paid in cash in order to satisfy applicable legal requirements). The RSUs vested in one-sixth increments beginning on the last day of July 2022 and ending on the last day of December 2022. The number of RSUs granted was determined by multiplying the cash salary forgone by 1.2 and dividing the product thereof by the 30-day volume-weighted average stock price as of the date that the Compensation Committee approved such arrangement. The 1.2 multiplier was used in order to account for potential share price volatility during the vesting period between the last day of July 2022 and the last day of December 2022.

On August 17, 2022, the Company and Mr. Aminpour agreed that Mr. Aminpour would forego his cash bonus for the third and fourth quarters of 2022 in exchange for a grant of RSUs. The grant date in respect of the RSUs granted in lieu of cash bonus for the third quarter of 2022 was in 2022 and the grant date in respect of the RSUs granted in lieu of cash bonus for the fourth quarter was in 2023. The number of RSUs to be granted was determined based on the cash bonus earned with respect to each quarter divided by the 30-day volume-weighted average stock price as of the respective grant date, which occurred in the quarter following the attainment of the bonus.

On May 11, 2023, the Company and Mr. Aminpour entered into an amendment to Mr. Aminpour's employment agreement that provided that Mr. Aminpour would forego his cash bonus for the first quarter of 2023 in exchange for a grant of RSUs. The number of RSUs to be granted was determined based on the cash bonus earned with respect to the first quarter of 2023 divided by the 30-day volume-weighted average stock price as of the respective grant date, which occurred in the quarter following the attainment of the bonus.

Mr. Aminpour's decision to accept RSUs in lieu of a portion of his 2022 cash salary and a portion of his earned 2022 and 2023 cash bonuses, as described above, reflects Mr. Aminpour's belief in the long-term prospects of the Company.

Patrick Cook Employment Agreement

Effective as of July 1, 2019, the Company entered into an employment agreement with Mr. Cook as our then Chief Financial Officer. On March 31, 2022, Mr. Cook became our Chief Commercial Officer, responsible for our sales and sales engineering, legal and capital markets functions. As of January 1, 2023, Mr. Cook's annual base salary was $358,943. Mr. Cook is also eligible to earn a target annual cash bonus opportunity equal to 60% of his base salary and to participate in the long-term incentive plan established by the Company.

Pursuant to his employment agreement, if Mr. Cook's employment is terminated by the Company without Cause or by Mr. Cook for Good Reason (as each such term is defined in the employment agreement), subject to his execution and non-revocation of a release of claims, Mr. Cook will become entitled to the following severance payments and benefits: (i) cash severance equal to 1.0 times his base salary payable in 12 monthly installments; (ii) any earned but unpaid annual cash bonus for the immediately preceding fiscal year and a prorated annual cash bonus for the year of termination, based on actual performance, to be paid at the same time as annual bonuses are paid to other senior officers; and (iii) a lump sum payment equal to the cost of COBRA benefits, if elected by Mr. Cook, for 18 months. In the event that the qualifying termination of employment occurs on or within 12 months following a Change in Control (as defined in the employment agreement), Mr. Cook would also be entitled to full vesting of any unvested equity-based awards (at target level of achievement for any performance-based award) then held by him. Following a Change in Control, Mr. Cook would also be entitled to receive reimbursement for his legal fees and expenses to the extent incurred in disputing in good faith any issue relating to his termination of employment.

Mr. Cook is also subject to customary restrictive covenants pursuant to the employment agreement, including an 18-month non-competition and non-solicitation covenant.

On June 7, 2022, the Compensation Committee of the Board of Directors approved a grant of 51,878 RSUs to Mr. Cook in exchange for his agreement, pursuant to an amendment to his employment agreement dated July 1, 2022, to forego a portion of his cash salary for the period July 1, 2022 to December 31, 2022 (a small portion of Mr. Cook's salary during this period continued to be paid in cash in order to satisfy applicable legal requirements). The RSUs vested in one-sixth increments beginning on the last day of July 2022 and ending on the last day of December 2022. The number of RSUs granted was determined by multiplying the cash salary forgone by 1.2 and dividing the product thereof by the 30-day volume-weighted average stock price as of the date that the Compensation Committee approved such arrangement. The 1.2 multiplier was used in order to account for potential share price volatility during the vesting period between the last day of July 2022 and the last day of December 2022.

On August 17, 2022, the Company and Mr. Cook entered into an amendment to Mr. Cook's employment agreement that provided that Mr. Cook would forego his cash bonus for the second, third and fourth quarters of 2022 in exchange for a grant of RSUs. The grant date in respect of the RSUs granted in lieu of cash bonus for the second and third quarters of 2022 was in 2022 and the grant date in respect of the RSUs granted in lieu of cash bonus for the fourth quarter was in 2023. The number of RSUs to be granted was determined based on the cash bonus earned with respect to each quarter divided by the 30-day volume-weighted average stock price as of the respective grant date, which occurred in the quarter following the attainment of the bonus.

On May 11, 2023, the Company and Mr. Cook entered into an amendment to Mr. Cook's employment agreement that provided that Mr. Cook would forego his cash bonus for the first quarter of 2023 in exchange for a grant of RSUs. The number of RSUs to be granted was determined based on the cash bonus earned with respect to the first quarter of 2023 divided by the 30-day volume-weighted average stock price as of the respective grant date, which occurred in the quarter following the attainment of the bonus.

Mr. Cook's decision to accept RSUs in lieu of a portion of his 2022 cash salary and a portion of his earned 2022 and 2023 cash bonuses, as described above, reflects Mr. Cook's belief in the long-term prospects of the Company.

Sean Hunkler Employment Agreement

We entered into an employment agreement on September 13, 2021 with Mr. Hunkler, who served as our President and Chief Executive Officer until November 2, 2023. The employment agreement provided that Mr. Hunkler would receive an annual base salary, subject to adjustment in our sole discretion, and also provided that Mr. Hunkler would be eligible to participate in our annual profit sharing incentive plan, with a target annual cash bonus equal to 100% of his base salary, which target may be increased, but not decreased during his employment. Effective as of September 2021, Mr. Hunkler’s base salary was set at $650,000. No adjustment to the base salary had been made as of January 1, 2023. Upon the effective date of the agreement, Mr. Hunkler was granted equity awards in the form of RSUs and performance-based options, which were subject to the 2021 Plan, and a cash sign-on bonus equal to $500,000 that was fully earned over the course of one year and payable in two equal installments ($250,000 of which was paid in 2021 and $250,000 of which was paid in 2022). The employment agreement provided that Mr. Hunkler’s employment with us was “at will” and can be terminated at any time by either party by providing written notice to the other party. As noted above, Mr. Hunkler reached agreement with our Board of Directors to step down from his position, effective November 2, 2023, with continuation of employment as an advisor until December 4, 2023, to ensure a smooth transition. The terms of Mr. Hunkler’s employment agreement providing for severance in certain circumstances are discussed below in the section entitled “Potential Payments upon Termination or Change in Control.”

On June 7, 2022, the Compensation Committee of the Board of Directors approved a grant of 98,572 RSUs to Mr. Hunkler in exchange for his agreement, pursuant to an amendment to his employment agreement dated July 1, 2022, to forego a portion of his cash salary for the period July 1, 2022 to December 31, 2022 (a small portion of Mr. Hunkler's salary during this period continued to be paid in cash in order to satisfy applicable legal requirements). The RSUs vested in one-sixth increments beginning on the last day of July 2022 and ending on the last day of December 2022. The number of RSUs granted was determined by multiplying the cash salary forgone by 1.2 and dividing the product thereof by the 30-day volume-weighted average stock price as of the date that the Compensation Committee approved such arrangement. The 1.2 multiplier was used in order to account for potential share price volatility during the vesting period between the last day of July 2022 and the last day of December 2022.

On March 1, 2023, the Company and Mr. Hunkler entered into an amendment to Mr. Hunkler's employment agreement that provided for Mr. Hunkler to forego a portion of his overall earned 2022 cash bonus that was applicable to the second, third and fourth quarters of 2022, in exchange for a grant of RSUs. The number of RSUs granted of 163,076 was determined based on the cash bonus earned with respect to each applicable quarter divided by the 30-day volume-weighted average stock price as of the date used to determine other employee stock-based bonuses paid in respect of each such quarter. The grant date occurred in March 2023.

Mr. Hunkler's decision to accept RSUs in lieu of a portion of his cash salary and a portion of his earned 2022 cash bonus, as described above, reflected Mr. Hunkler's belief in the long-term prospects of the Company. No RSUs were issued to Mr. Hunkler related to salary or bonus earned in 2023.

On April 3, 2023, the Company and Mr. Hunkler entered into an amendment to Mr. Hunkler's employment agreement in which the Company cancelled, without consideration, (i) 50% of the Options ($30) (as defined in his September 13, 2021 Employment Agreement) granted to Mr. Hunkler pursuant to the September 13, 2021 Employment Agreement, representing the option held by Mr. Hunkler to purchase 526,875 shares of Company common stock subject to attainment of a $30-per-share performance hurdle, and (ii) 50% of the Options ($60) (as defined in his September 13, 2021 Employment Agreement) granted to Mr. Hunkler pursuant to the September 13, 2021 Employment Agreement, representing the option held by Mr. Hunkler to purchase 526,875 shares of Company common stock subject to attainment of a $60-per-share performance hurdle. In addition, pursuant to this amendment, the exercise price of the remaining Options ($30) and Options ($60) was revised to equal the greater of (i) the thirty- (30-) day volume-weighted average trading price of the Company's common stock with respect to the thirty-day period immediately preceding the amendment date of April 3, 2023, and (ii) the closing per-share trading price of the Company's common stock on the amendment date of April 3, 2023. This amendment further modified the options to replace the $30 target with a $10 target and the $60 target with a $21 target. All other terms of the options granted pursuant to the September 13, 2021 Employment Agreement remained unchanged. In modifying the targets, the Board of Directors took into account the importance of retention and incentivizing strong performance through attainable stretch goals, and sought to align the probability of achieving the modified targets as of the date of the amendment with the probability of achieving the original targets on the original grant date (while choosing not to extend or modify the original timeframe for which the targets must be achieved). The Board of Directors took into account the benefit to other shareholders of cancelling 50% of Mr. Hunkler's original award and thus required this cancellation as part of the agreement to modify the original targets.

All unvested RSU and option awards held by Mr. Hunkler were forfeited upon his stepping down from his position as President and Chief Executive Officer, as agreed between Mr. Hunkler and the Board of Directors, and subsequent termination.

2023 and 2022 Bonus Arrangements

Our officers, including the Named Executive Officers (other than Mr. Sadasivam, our non-employee Chair of the Board), are eligible to participate in our annual incentive plan and to earn a bonus, payable quarterly, based on our financial performance as well as individual performance during each relevant period. Depending on the level of achievement and the resulting funding of the Company-wide bonus pool, the Board of Directors determines bonus eligibility for our Chief Executive Officer, and our Chief Executive Officer determined bonus eligibility for each other Named Executive Officer. As established, each Named Executive Officer could earn a target bonus amount equal to an annual amount of: (i) 100% of base salary for Mr. Hunkler and (ii) 60% for Mr. Aminpour and Mr. Cook, respectively.

During 2023 and 2022, the performance metrics established under our incentive plan were our “Critical Success Factors,” a set of metrics related to safety/environmental, quality, delivery, revenue, financials, people/HR, products/solutions (including R&D) and long-term value, which are approved by our Board of Directors and which we track throughout each respective year. During the 2023 Fiscal Year, the Board of Directors determined that the overall level of achievement of the Critical Success Factors was sufficient to qualify for 100% of target bonus during the first quarter of 2023, but was not sufficient, including taking into account overall financial results, to earn a bonus during the second, third or fourth quarters of 2023. Bonuses earned by individual employees are based on the percentage of target achievement of our Critical Success Factors in relation to the amount of bonus they are eligible to receive for their position, adjusted either up or down by individual performance ratings. Beginning in the second quarter of 2022, all earned bonuses were paid in the form of RSUs in lieu of cash, with the number of RSUs granted being determined based on the cash bonus earned with respect to each quarter divided by the 30-day volume-weighted average stock price as of the respective grant date, which occurred in the quarter following the attainment of the bonus.

2023 and 2022 Equity Grants

In General. We grant equity-based compensation in the form of stock option awards, restricted stock awards and restricted stock unit awards to key employees and certain others. The grant date fair value of awards made during 2023 and 2022 to the Named Executive Officers is set forth in the Summary Compensation Table above. Additional information regarding awards made to the Named Executive Officers under the Company’s equity plans and which remained outstanding as of December 31, 2023 is detailed in accordance with SEC rules in the Outstanding Equity Awards as of 2023 Fiscal Year-End table below.

In determining the timing and terms of grants of equity-based compensation, unless such awards are on a predetermined schedule, including employment dates in which new employees receive an initial equity award upon joining the Company, we take into account whether material nonpublic information exists and the timing of disclosure of such information in order to attempt to mitigate to the extent possible any effect on the value of the equity-based compensation from disclosure of such information.

Mr. Hunkler. In 2023 and 2022, the Board of Directors did not award Mr. Hunkler a long-term equity incentive award, in recognition of a multi-year equity grant made to him in 2021. For 2022, Mr. Hunkler received awards of RSUs under the 2021 Plan (i) in lieu of a portion of his cash salary for the period July 1, 2022 to December 31, 2022, valued at $550,656 and (ii) during the first quarter of 2023 that was attributable to the portion of his annual earned bonus for the second, third and fourth quarters of 2022, valued at $471,290.

On April 3, 2023, the Company and Mr. Hunkler entered into an amendment to Mr. Hunkler's employment agreement in which the Company cancelled, without consideration, (i) 50% of the Options ($30) (as defined in his September 13, 2021 Employment Agreement) granted to Mr. Hunkler pursuant to the September 13, 2021 Employment Agreement, representing the option held by Mr. Hunkler to purchase 526,875 shares of Company common stock subject to attainment of a $30-per-share performance hurdle, and (ii) 50% of the Options ($60) (as defined in his September 13, 2021 Employment Agreement) granted to Mr. Hunkler pursuant to the September 13, 2021 Employment Agreement, representing the option held by Mr. Hunkler to purchase 526,875 shares of Company common stock subject to attainment of a $60-per-share performance hurdle. In addition, pursuant to this amendment, the exercise price of the remaining Options ($30) and Options ($60) was revised to equal the greater of (i) the thirty- (30-) day volume-weighted average trading price of the Company's common stock with respect to the thirty-day period immediately preceding the amendment date of April 3, 2023, and (ii) the closing per-share trading price of the Company's common stock on the amendment date of April 3, 2023. This amendment further modified the options to replace the $30 target with a $10 target and the $60 target with a $21 target. All other terms of the options granted pursuant to the September 13, 2021 Employment Agreement remained unchanged. In modifying the targets, the Board of Directors took into account the importance of retention and incentivizing strong performance through attainable stretch goals, and sought to align the probability of achieving the modified targets as of the date of the amendment with the probability of achieving the original targets on the original grant date (while choosing not to extend or modify the original timeframe for which the targets must be achieved). The Board of Directors took into account the benefit to other shareholders of cancelling 50% of Mr. Hunkler's original award and thus required this cancellation as part of the agreement to modify the original targets.

All unvested RSU and option awards as of November 2, 2023, were forfeited by Mr. Hunkler upon his termination.

Other Named Executive Officers. In 2023, Mr. Aminpour received awards of RSUs under the 2021 Plan (i) in lieu of his cash bonus earned during the first quarter of 2023 valued at $54,148, (ii) for an annual grant in June 2023 valued at $1,041,200, and (iii) for a grant in December 2023 with a fair value of $76,352 that will be earned and vested in specified percentages upon the achievement of 3 different price targets of our common stock over a period of 4 years from the date of grant.

Mr. Aminpour was a party to a grant of performance-based RSUs in June 2022, upon joining the Company following the acquisition of HX Tracker. The original grant provided for vesting of (i) one-half of the awards (187,000 RSUs) upon achievement of specified megawatt delivery targets for certain of the Company's one-panel in-portrait trackers by September 2023, inclusive of a grace period (the "First Performance Period") and (ii) one-half of the awards (187,000) upon achievement of specified megawatt delivery targets for certain of the Company's one-panel in-portrait trackers by September 2024, inclusive of a grace period (the "Second Performance Period"). On January 10, 2024, our Board of Directors approved an amendment to the original performance periods to extend the First Performance Period from September 2023 to March 2025, inclusive of a grace period, and extend the Second Performance Period from September 2024 to March 31, 2026, inclusive of a grace period. The amendment also expanded the products covered by the megawatt delivery targets to include all one-panel in-portrait trackers sold by the Company under the Pioneer brand name. The delivery targets for each of the performance periods have not been met as of the date of this proxy statement.

Mr. Cook received awards of RSUs under the 2021 Plan (a) during 2023 (i) in lieu of his cash bonus earned during the first quarter of 2023 valued at $76,510, (ii) for an annual grant in June 2023 valued at $602,800, and (iii) for a grant in December 2023 with a fair value of $57,264 that will be earned and vested in specified percentages upon the achievement of 3 different price targets of our common stock over a period of 4 years from the date of grant, and (b) during 2022 (i) for an annual grant in April 2022 valued at $564,516, (ii) in lieu of a portion of his cash salary for the period from July 1, 2022 to December 31, 2022 valued at $289,809, and (iii) in lieu of cash bonuses earned during the second, third and fourth quarters of 2022 valued at $61,404, $77,299, and $73,712, respectively.

Awards of RSUs received in lieu of cash salary for the last six months of 2022, vested in one-sixth increments at the end of each month following grant date, beginning in July 2022, and awards received in lieu of quarterly cash bonuses earned in 2022 and 2023 were fully vested upon receipt. The annual or initial RSU grants generally vest at a rate of 25% on the first anniversary of the date of grant and 1/48th for each month thereafter until the fourth anniversary of the date of grant. RSUs with market conditions will be earned and vested in specified percentages upon the achievement of 3 different price targets of our common stock over a period of 4 years from the date of grant. Upon vesting, RSUs are settled by issuing common stock to the respective holders.

Pension and Non-Qualified Deferred Compensation Plans; Employee Benefits

We do not maintain a pension plan or non-qualified deferred compensation plan for any of our Named Executive Officers.

Our compensation program for Named Executive Officers (excluding Mr. Sadasivam, our non-employee Chair of the Board) also features other benefits, including participation in (i) our 401(k) savings plan, which is a tax-qualified defined contribution plan under which participants can save for retirement subject to such limits as may be determined by the Internal Revenue Service in each applicable year), and (ii) life, disability and health insurance benefits, on the same general terms as other participants in these programs.

Outstanding Equity Awards as of 2023 Fiscal Year End

The following table provides information regarding unexercised or unearned stock option awards and unvested or unearned stock awards held by our Named Executive Officers as of December 31, 2023.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(3)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(4)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(3)
Shaker Sadasivam	—	—	—	N/A	N/A	131,743	91,272	—	—
Sasan Aminpour	—	—	—	N/A	N/A	468,000	324,230	987,000	683,794
Patrick Cook	203,742	—	—	$0.48	07/25/2029	337,608	233,895	600,000	415,680
Sean Hunkler(1)	—	—	—	N/A	N/A	—	—	—	—

(1)
All outstanding and unvested option and RSU awards as of November 2, 2023 were forfeited by Mr. Hunkler upon his stepping down from his position as President and Chief Executive Officer of the Company.
(2)
Other than with respect to Mr. Sadasivam's awards discussed below, the unvested restricted stock unit awards at December 31, 2023 vest, and an equal number of shares of our common stock are deliverable to the grantee, with respect to one quarter of the award upon the first anniversary of the grant date, and with respect to 1/48 of the award each month thereafter on the monthly anniversary until the end of the four year vesting period, subject to the Named Executive Officer continuing to be employed by us through each such date. All grants of restricted stock unit awards during 2022 and 2023 for quarterly bonuses in lieu of cash and for salary in lieu of cash were vested prior to December 31, 2023. Mr. Sadasivam's restricted stock unit awards, granted pursuant to the Company's director compensation program, vest on the one-year anniversary of the date of grant. For a description of the Company's director compensation program, see "Director Compensation" above.
(3)
Based on the closing price of $0.69 per share of our common stock as of December 29, 2023, the last trading day of the year.
(4)
RSUs with market conditions will be earned and vested in specified percentages upon the achievement of 3 different price targets of our common stock over a period of 4 years from the date of grant. RSUs with performance conditions will be earned and vested upon the achievement of specified delivery targets for our one-panel in-portrait trackers sold under the Pioneer brand name over a period extending through March 31, 2026. None of the market or performance conditions have been met as of the date of this proxy statement.

EQUITY COMPENSATION PLANS

FTC Solar, Inc. 2021 Stock Incentive Plan

The Board of Directors adopted, as of April 16, 2021, and the stockholders of the company have approved the 2021 Plan which became effective with the IPO of the Company. The purpose of the 2021 Plan is to provide additional incentives to selected officers, employees, non-employee directors, independent contractors and consultants, to strengthen their commitment, motivate them to faithfully and diligently perform their responsibilities and to attract and retain competent and dedicated persons who are essential to the success of our business and whose efforts will impact our long-term growth and profitability. The material terms of the 2021 Plan are summarized below.

Administration and Eligibility

The 2021 Plan is administered by the Compensation Committee of our Board of Directors, which complies with applicable requirements of Section 16 of the Exchange Act and other applicable legal or stock exchange listing requirements. The plan administrator may interpret the 2021 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2021 Plan.

The 2021 Plan permits the plan administrator to select the officers, employees, non-employee directors, independent contractors and consultants who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of shares of our common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Shares Available and Certain Limitation

The 2021 Plan initially provided for 12,645,239 shares of our common stock which could be issued pursuant to the 2021 Plan, subject to adjustment as provided by the 2021 Plan, (the “Initial Maximum”), which Initial Maximum was automatically increased on January 1, 2022 and January 1, 2023 and can be increased each January 1st thereafter prior to the tenth anniversary of the effective date of the 2021 Plan, by an amount equal to the lesser of (i) 4% of the total number of shares of our common stock issued and outstanding on each December 31st immediately prior to the date of increase and (ii) a number of shares of our common stock determined by the plan administrator. Effective January 1, 2022 and January 1, 2023, the number of shares available for issuance under the 2021 Plan increased by 3,704,785 and 4,201,303, respectively, pursuant to the terms of the 2021 Plan. An increase to the Initial Maximum effective January 1, 2024, if any, has not yet been approved by the Board of Directors as of the date of this proxy statement. The number of shares of our common stock that may be granted for incentive stock options is, however, limited to the Initial Maximum. Non-employee directors may not be granted awards during any calendar year with a grant date fair value that, when aggregated with such non-employee director’s cash fees with respect to such calendar year, exceed $750,000 in total value or $1,000,000 in total value upon initial appointment.

Shares of our common stock subject to an award under the 2021 Plan that remain unissued upon the cancellation, termination or expiration of the award will again become available for grant under the 2021 Plan. However, shares of our common stock that are exchanged by a participant or withheld by us as full or partial payment in connection with any award under the 2021 Plan, as well as any shares of our common stock exchanged by a participant or withheld by us to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2021 Plan. To the extent an award is paid or settled in cash, the number of shares of our common stock previously subject to the award will again be available for grants pursuant to the 2021 Plan. To the extent that an award can only be settled in cash, such award will not be counted against the total number of shares of our common stock available for grant under the 2021 Plan.

Awards and Vesting

RSUs and Restricted Stock. RSUs and restricted stock may be granted under the 2021 Plan. The plan administrator will determine the purchase price, vesting schedule and performance objectives, if any, applicable to the grant of RSUs and restricted stock. If the restrictions, performance objectives or other conditions determined by the plan administrator are not satisfied, the RSUs and restricted stock will be forfeited. Subject to the provisions of the 2021 Plan and the applicable individual award agreement, the plan administrator may provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances as set forth in the applicable individual award agreement, including the attainment of certain performance goals, a participant’s termination of employment or service, or a participant’s death or disability. The rights of RSU and restricted stockholders upon a termination of employment or service will be set forth in individual award agreements.

Unless the applicable award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a stockholder during the restricted period, including the right to vote and receive dividends declared with respect to such restricted stock, provided that any dividends declared during the restricted period with respect to such restricted stock will generally only become payable if the underlying restricted stock vests. During the restricted period, participants with RSUs will generally not have any rights of a stockholder, but, if the applicable individual award agreement so provides, may be credited with dividend equivalent rights that will be paid at the time that shares of our common stock in respect of the related RSUs are delivered to the participant.

Stock Options. We may issue stock options under the 2021 Plan. Options granted under the 2021 Plan may be in the form of non-qualified options or “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) as set forth in the applicable individual option award agreement. The exercise price of all options granted under the 2021 Plan will be determined by the plan administrator, but in no event may the exercise price be less than 100% of the fair market value of the related shares of our common stock on the date of grant. The maximum term of all stock options granted under the 2021 Plan will be determined by the plan administrator, but may not exceed ten years. Each stock option will vest and become exercisable (including in the event of the optionee’s termination of employment or service) at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual option agreement.

Stock Appreciation Rights. Stock Appreciation Rights (“SARs”) may be granted under the 2021 Plan either alone or in conjunction with all or part of any option granted under the 2021 Plan. A free-standing SAR granted under the 2021 Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of our common stock over the base price of the free-standing SAR. A SAR granted in conjunction with all or part of an option under the 2021 Plan entitles its holder to receive, at the time of exercise of the SAR and surrender of the related option, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of our common stock over the exercise price of the related option. Each SAR will be granted with a base price that is not less than 100% of the fair market value of the related shares of our common stock on the date of grant. The maximum term of all SARs granted under the 2021 Plan will be determined by the plan administrator, but may not exceed ten years. The plan administrator may determine to settle the exercise of a SAR in shares of our common stock, cash or any combination thereof.

Each free-standing SAR will vest and become exercisable (including in the event of the SAR holder’s termination of employment or service) at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual free-standing SAR agreement. SARs granted in conjunction with all, or part of an option will be exercisable at such times and subject to all of the terms and conditions applicable to the related option.

Other Stock-Based Awards. Other stock-based awards, valued in whole or in part by reference to, or otherwise based on, shares of our common stock (including dividend equivalents) may be granted under the 2021 Plan. Any dividend or dividend equivalent awarded under the 2021 Plan will be subject to the same restrictions, conditions and risks of forfeiture as the underlying awards and will only become payable if the underlying awards vest. The plan administrator will determine the terms and conditions of such other stock-based awards, including the number of shares of our common stock to be granted pursuant to such other stock-based awards, the manner in which such other stock-based awards will be settled (e.g., in shares of our common stock or cash or other property), and the conditions to the vesting and payment of such other stock-based awards (including the achievement of performance objectives).

Bonuses payable in fully vested shares of our common stock and awards that are payable solely in cash may also be granted under the 2021 Plan.

Performance Criteria. The plan administrator may grant equity-based awards and incentives under the 2021 Plan that are subject to the achievement of performance objectives selected by the plan administrator in its sole discretion. The business criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to us or any of our affiliates, or one of our divisions or strategic business units or a division or strategic business unit of any of our affiliates, or may be applied to our performance relative to a market index, a group of other companies or a combination thereof, all as determined by the plan administrator. The business criteria may also be subject to a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made. The plan administrator will have the authority to make equitable adjustments to the business criteria, as may be determined by the plan administrator in its sole discretion.

Certain Transactions and Withholding Taxes

In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, corporate transaction or event, special or extraordinary dividend or other extraordinary distribution (whether in the form of shares of our common stock, cash or other property), stock split, reverse stock split, subdivision or consolidation, combination, exchange of shares or other change in corporate structure affecting the shares of our common stock, an equitable substitution or proportionate adjustment shall be made, at the sole discretion of the plan administrator, in (i) the aggregate number of shares of our common stock reserved for issuance under the 2021 Plan, (ii) the kind and number of securities subject to, and the exercise price or base price of, any outstanding options and SARs granted under the 2021 Plan, (iii) the kind, number and purchase price of shares of our common stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, RSUs, stock bonuses and other stock-based awards granted under the 2021 Plan or (iv) the performance goals and periods applicable to awards granted under the 2021 Plan. Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of our common stock, cash or other property covered by such awards over the aggregate exercise price or base price, if any, of such awards, but if the exercise price or base price of any outstanding award is equal to or greater than the fair market value of the shares of our common stock, cash or other property covered by such award, our Board of Directors may cancel the award without the payment of any consideration to the participant.

Unless otherwise determined by the plan administrator and evidenced in an award agreement, in the event that (i) a “change in control” (as defined in the 2021 Plan) occurs and (ii) a participant’s employment or service is terminated without cause, or with good reason (to the extent applicable), within 12 months following the change in control, then (a) any unvested or unexercisable portion of any award carrying a right to exercise shall become fully vested and exercisable, and (b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an award granted under the 2021 Plan will lapse and such unvested awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be achieved at target performance levels.

Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of an amount up to the maximum statutory rates in the participant’s applicable jurisdictions with respect to any award granted under the 2021 Plan, as determined by us. We have the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of shares of our common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of our common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy our withholding obligation with respect to any award.

Amendment, Termination and Clawback Provisions

The 2021 Plan provides our Board of Directors with the authority to amend, alter or terminate the 2021 Plan, but no such action may adversely affect the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may adversely affect the rights of any participant without the participant’s consent. Stockholder approval of any such action will be obtained if required to comply with applicable law.

No award will be granted pursuant to the 2021 Plan on or after the tenth anniversary of the effective date of the 2021 Plan (although awards granted before that time will remain outstanding in accordance with their terms).

We adopted a clawback policy compliant with Nasdaq rules effective July 27, 2023. All awards granted pursuant to the 2021 Plan are subject to the provisions of our clawback policy and may be further subject to such deductions and clawbacks as may be required to be made pursuant to any law, government regulation or stock exchange listing requirement. Our clawback policy was filed as Exhibit 97.1 to our 2023 Annual Report on Form 10-K.

Prior Plan

Prior to the Company’s IPO, the Company granted equity awards under the 2017 Stock Incentive Plan ("2017 Plan"). Effective upon the IPO, the 2017 Plan was superseded by the 2021 Plan and no further awards will be made under the 2017 Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Under Employment Agreements

Circumstances Resulting in Severance

Messrs. Aminpour and Cook. Pursuant to the employment agreements entered into with each of Mr. Aminpour and Mr. Cook, the officers would be entitled to the following severance payments and benefits upon a termination by us without Cause or by the executive for Good Reason (as each such term is defined in the agreement), subject to the execution and non-revocation of a general release of claims: (i) cash severance equal to 1 times his base salary (payable in substantially equal installments over 12 months following the termination of employment in accordance with our regular payroll practices); (ii) any earned but unpaid annual cash bonus for the immediately preceding fiscal year and a prorated annual cash bonus for the year in which the date of termination occurs based on actual performance, to be paid at the same time as annual bonuses are paid to other senior officers; and (iii) a lump sum payment equal to the cost of COBRA benefits for the executive and his spouse and eligible dependents for a period of 18 months following the date of termination, payable on the first regularly scheduled payroll date on or following the 60 days after the date of termination.. In the event that the qualifying termination of employment occurs on or within 12 months following a Change in Control (as defined in the employment agreement), Messrs. Aminpour and Cook, respectively would also be entitled (x) to full vesting of any unvested equity-based awards (at target level of achievement for any performance-based award) then held by him and (y) to receive reimbursement for his legal fees and expenses to the extent incurred in disputing in good faith any issue relating to his termination of employment.

Departure of Named Executive Officer During 2023. Mr. Hunkler and the Board of Directors agreed that he would step down from his position as Chief Executive Officer as of November 2, 2023 and Mr. Hunkler ceased employment after a transition period which ended as of December 4, 2023. Pursuant to his employment agreement with the Company, Mr. Hunkler became entitled to severance based on a termination without Cause (as such term is defined in the agreement), subject to his execution and non-revocation of a release and his continued compliance with the non-compete and other restrictive covenants, equal to 1.5 times his base salary (payable in substantially equal installments over 18 months following the termination of employment in accordance with our regular payroll practices) and a lump sum payment equal to the cost of COBRA benefits for Mr. Hunkler and his spouse and eligible dependents for a period of 18 months following the date of termination, payable on the first regularly scheduled payroll date on or following the 60 days after the date of termination.

Under Equity Compensation Plans

2021 Plan. Unless otherwise determined by the plan administrator and evidenced in an award agreement, in the event that (i) a “change in control” (as defined in the 2021 Plan) occurs and (ii) a participant’s employment or service is terminated without cause, or with good reason (to the extent applicable), within 12 months following the change in control, then (a) any unvested or unexercisable portion of any award carrying a right to exercise shall become fully vested and exercisable, and (b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an award granted under the 2021 Plan will lapse and such unvested awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be achieved at target performance levels.

2017 Plan Option Award Agreements. The option award agreements with the current Named Executive Officers under the 2017 Plan provide that outstanding vested options will expire three months following the participant’s termination date.

In the event that (i) a “change in control” (as defined in the 2017 Plan) occurs and (ii) a participant incurs a qualifying termination of employment within 12 months following the change in control, then (a) any unvested or unexercisable portion of any award carrying a right to exercise shall become fully vested and exercisable, and (b) any restrictions and forfeiture conditions applicable to an award will lapse. The completion of the IPO in 2021 did not constitute a change in control under the 2017 Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements discussed in the sections titled “Director Compensation” and “Executive Compensation,” above, the following is a description of each transaction or agreement since January 1, 2022 and each currently proposed transaction in which:

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we have been or are to be a party;
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the amount involved exceeds $120,000; and
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any of our directors, officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest in the counterparty.

Engagement with Ayna.AI LLC

In February 2022, we engaged Ayna.AI LLC (as successor in interest to Fernweh Engaged Operator Company LLC) (“Ayna”) to support us with improvements to our processes and performance in various areas including design, sourcing, logistics, pricing, software and standard configuration. The consideration for this engagement was a combination of cash and stock options, including options that vested over time, as well as options with vesting tied to certain performance metrics. The foregoing engagement constituted a related party transaction as South Lake One LLC, an entity affiliated with Isidoro Quiroga Cortés, a member of our Board of Directors, and a holder of more than 5% of our outstanding capital stock, is an investor in Ayna. In addition, Discrimen LLC is an investor in Ayna, and Isidoro Quiroga Cortés is affiliated with that entity. Isidoro Quiroga Cortés is also on the board of directors of Ayna.

On September 13, 2023, we executed a termination of the master services agreement and statement of work (collectively, the "Service Agreement") with Ayna and Fernweh Group LLC, the parent company of Fernweh Engaged Operator Company LLC, which resulted in a forfeiture of 2,000,000 unvested stock options that were part of the initial consideration for the engagement. Due to the accelerated timing of the payments required for the cash portion of the initial consideration and the expected service period over which the engagement was estimated to last, we had unamortized prepaid balances remaining at the termination date totaling approximately $3.2 million. These prepaid balances were fully amortized during the year ended December 31, 2023 as a charge to general and administrative expense. In addition, approximately $1.1 million of stock-based compensation expense previously recognized on the unvested stock options was reversed upon termination of the Service Agreement in connection with their forfeiture. An additional 1,000,000 options to purchase shares of common stock at an exercise price of $3.86 per share were fully vested and exercisable as of the termination date.

For the years ended December 31, 2023 and 2022, we incurred $3.5 million and $3.9 million, respectively, of general and administrative expense associated with our engagement of FEOC. Cash payments during the years ended December 31, 2023 and 2022, totaled $2.5 million in each year.

Acquisitions of common stock and issuance of RSUs

Effective July 5, 2023, we acquired 312,500 shares of our outstanding common stock held by ARC Family Trust, a related party and greater than 10% shareholder, for no monetary consideration. The acquired shares were then retired. The ARC Family Trust was established by Mr. Ahmad Chatila, a member of our Board of Directors, for the benefit of certain members of his family. Mr. Shaker Sadasivam, the Chairman of our Board of Directors, is the trustee of the ARC Family Trust.

Concurrent with the transaction described above and with the approval of our Board of Directors, we issued 250,000 RSUs to Mr. Tony Alvarez, who was appointed as our Board Observer, effective July 5, 2023, and 62,500 RSUs to Mr. William Aldeen "Dean" Priddy, Jr., a member of our Board of Directors and Chairman of the Audit Committee of the Board. These RSU grants will vest upon the one-year anniversary of the date of grant.

Related party receivables, deposits and payables

We have related party receivables at December 31, 2023, totaling $0.9 million for future material cost discounts contractually owed to us by Alpha Steel in connection with the expected receipt of manufacturing incentives available to Alpha Steel under the Inflation Reduction Act as costs are incurred by Alpha Steel to purchase raw materials and manufacture torque tubes and other products that will be used to fulfill purchase orders we issue to Alpha Steel.

We also have related party liabilities to Alpha Steel at December 31, 2023, totaling $1.5 million for the accrued cost of revenue recognized on certain of our customer projects associated with the cost of products that are being manufactured for us by Alpha Steel.

During the year ended December 31, 2023, we made total deposits of $1.1 million to Alpha Steel, of which $0.5 million remains in our balance of vendor deposits in our Annual Report on Form 10-K as of December 31, 2023.

Transaction with Customer in China

In November 2022, we entered into a contract with a customer in China on whose board our Vice President & General Manager, FTC China/Southeast Asia, and Director of FTC Solar (China) Co. Ltd., our Chinese subsidiary, serves as a director. We recognized a $0.3 million gross margin loss on this project in our 2022 operating results, with no material loss incurred in 2023.

Registration Rights Agreement

On April 29, 2021, we entered into a registration rights agreement with certain holders of our common stock, options, RSUs and similar instruments, providing such holders with certain registration rights. Thurman J. “T.J.” Rodgers (our former Chair of the Board of Directors) and Shaker Sadasivam (our current Chair of the Board of Directors), along with David Springer, Ahmad Chatila, Dean Priddy, Isidoro Quiroga Cortés, Lisan Hung and Tamara Mullings, each a current member of our Board of Directors, Anthony P. Etnyre, our former Chief Executive Officer, Patrick Cook, our former Chief Financial Officer and current Chief Commercial Officer, Deepak Navnith, our former Chief Operations Officer, Nagendra Cherukupalli, our former Chief Technology Officer, Ali Mortazavi, our former Executive Vice President, Global Sales and Marketing, Jay B. Grover, our former Vice President, Supply Chain and Kristian Nolde, our former Vice President, Marketing and Strategy, as well as ARC Family Trust, an entity affiliated with Shaker Sadasivam and that was created for the benefit of family members of Ahmad Chatila, South Lake One, an entity affiliated with Isidoro Quiroga Cortés, Catherine L. Springer, the Rodgers Trust, an entity affiliated with Thurman J. “T.J.” Rodgers and certain trusts created for the benefit of family members of our officers and members of our Board of Directors (see “Security Ownership of Certain Beneficial Owners and Management”) are a party to such registration rights agreement. Additionally, on February 17, 2022, we amended the registration rights agreement in order to add Sean Hunkler, our then President and Chief Executive Officer, and Ayna, an entity related to South Lake One and Isidoro Quiroga Cortés as described under "Engagement with Ayna.AI LLC" above, as parties to the registration rights agreement.

Indemnification Agreements

We are party to indemnification agreements with each of our directors and certain of our executive officers. In connection with our IPO, we entered into separate indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We have also purchased directors’ and officers’ liability insurance for each of our directors and executive officers.

There is no pending litigation or proceeding naming any of our directors or executive officers pursuant to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or executive officer.

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted a written policy on transactions with related persons setting forth the policies and procedures for the review and approval or ratification of transactions involving us and “related persons.” For the purposes of this policy, “related persons” includes our executive officers, directors and director nominees and their immediate family members, and beneficial owners of more than 5% of our outstanding common stock and their immediate family members.

The policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated person and the extent of the related person’s interest in the transaction. All related person transactions may only be consummated if our Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote respecting approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers the transaction.

STOCKHOLDER PROPOSALS

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors. In order for any matter to be “properly brought” before a meeting, a stockholder must comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice.

Stockholders who intend to present a proposal at the 2025 Annual Meeting must provide our Corporate Secretary at 9020 N Capital of Texas Hwy, Suite I-260, Austin, Texas, 78759, with written notice of such proposal no earlier than February 6, 2025 and no later than March 8, 2025; provided, however, that if the 2025 Annual Meeting is not within 30 days before or 60 days after June 6, 2024, notice by a stockholder must be delivered no later than the close of business on the tenth day following the day on which notice of the date of the 2025 Annual Meeting is mailed to such stockholder or public disclosure of the date of the 2025 Annual Meeting is made, whichever occurs first. If the stockholder does not also comply with the requirements of Rule 14a-4(c) under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

In addition, stockholders who, in accordance with Rule 14a-8, wish to present a stockholder proposal for inclusion in the proxy materials to be distributed by us in connection with our 2025 Annual Meeting must provide the proposal to our Corporate Secretary at 9020 N Capital of Texas Hwy, Suite I-260, Austin, Texas, 78759 on or before December 31, 2024, for such proposal to be eligible for inclusion in our Proxy Statement and form of proxy relating to that meeting. Such proposals must meet the requirements and procedures prescribed by Rule 14a-8 under the Exchange Act relating to stockholders’ proposals.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We are furnishing proxy materials to our stockholders over the Internet. You may read, print and download our 2023 Annual Report to Shareholders and our 2024 Proxy Statement at www.proxydocs.com/FTCI.

To the extent we are requested to deliver a paper copy of the proxy materials to stockholders, the SEC rules allow us to deliver a single copy of proxy materials to any household at which two or more stockholders reside, if we believe the stockholders are members of the same family.

We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at the same address as another stockholder and currently receiving only one copy of the proxy materials who wishes to receive his or her own copy. Requests should be directed to our Corporate Secretary by phone at (737) 787-7906 or by mail to FTC Solar, Inc., 9020 N Capital of Texas Hwy, Suite I-260, Austin, Texas, 78759.

OTHER MATTERS

Availability of Meeting Information and Other Matters

Our 2023 Annual Report to Shareholders and our 2024 Proxy Statement are available at www.proxydocs.com/FTCI. Upon written request addressed to our Corporate Secretary at 9020 N Capital of Texas Hwy, Suite I-260, Austin, Texas, 78759, from any person solicited herein, we will provide, at no cost, a copy of our fiscal 2023 Annual Report on Form 10-K filed with the SEC.

Our Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters set forth in the Notice of Annual Meeting of Stockholders and matters incident to the conduct of the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named as proxy holders in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

By Order of the Board of Directors,
/s/ Jacob D. Wolf
Jacob D. Wolf
General Counsel and Secretary

April 26, 2024

Scan QR for digital voting Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved styleIPC The undersigned hereby appoints Cathy Behnen, Patrick Cook and Jacob Wolf (the "Named Proxies"), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of FTC Solar, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. This proxy is being solicited on behalf of the Board of Directors PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE FTC Solar, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 11, 2024 Thursday, June 6, 2024 10:00 AM, Central Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/FTCI for more details. C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 Internet: www.proxydocs.com/FTCI • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-570-3312 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/FTCI YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 10:00 AM, Central Time, June 6, 2024. Have your ballot ready and please use one of the methods below for easy voting: Your vote matters! Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Your control number FTC Solar, Inc. Annual Meeting of Stockholders Please make your marks like this: PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of Directors FOR WITHHOLD 1.01 Ahmad Chatila #P2# #P2# FOR 1.02 Lisan Hung #P3# #P3# FOR 1.03 William Aldeen "Dean" Priddy, Jr. #P4# #P4# FOR FOR AGAINST ABSTAIN 2. Ratification of the appointment of BDO as the Company's independent registered public accounting firm. #P5# #P5# #P5# FOR 3. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof. Proposal_Page - VIFL You must register to attend the meeting online and/or participate at www.proxydocs.com/FTCI Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2